                                                                     EXHIBIT 2.1

                                                                  EXECUTION COPY

                            STOCK PURCHASE AGREEMENT

                                  by and among

                       KESSLER REHABILITATION CORPORATION,

                        HENRY H. KESSLER FOUNDATION, INC.

                                       and

                           SELECT MEDICAL CORPORATION

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                                TABLE OF CONTENTS

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
ARTICLE 1.          DEFINITIONS..................................................................................      1

         Section 1.1       Definitions...........................................................................      1

ARTICLE 2.          SALE OF SHARES; PURCHASE PRICE...............................................................      6

         Section 2.1       Sale of Shares........................................................................      6
         Section 2.2       Consideration; Closing Date Cash Payment..............................................      6
         Section 2.3       Closing...............................................................................      8
         Section 2.4       Post-Closing Purchase Price Adjustment................................................      8

ARTICLE 3.          REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND STOCKHOLDER................................     10

         Section 3.1       Organization of the Company...........................................................     10
         Section 3.2       Authority.............................................................................     11
         Section 3.3       Capitalization........................................................................     12
         Section 3.4       Subsidiaries..........................................................................     12
         Section 3.5       Capitalization of the Company Subsidiaries............................................     12
         Section 3.6       Financial Statements..................................................................     13
         Section 3.7       Accounts Receivable...................................................................     14
         Section 3.8       Undisclosed Liabilities...............................................................     14
         Section 3.9       Absence of Certain Changes or Events..................................................     15
         Section 3.10      Real Property.........................................................................     16
         Section 3.11      Material Contracts....................................................................     16
         Section 3.12      Intellectual Property.................................................................     18
         Section 3.13      Litigation............................................................................     19
         Section 3.14      Compliance with Law; Governmental Approvals...........................................     19
         Section 3.15      Employee Benefit Plans................................................................     21
         Section 3.16      Compensation..........................................................................     23
         Section 3.17      Taxes.................................................................................     23
         Section 3.18      Insurance.............................................................................     24
         Section 3.19      Labor Relations and Employment........................................................     24
         Section 3.20      Medicare Participation/Accreditation..................................................     25
         Section 3.21      Cost Reports and Other Filings........................................................     25
         Section 3.22      Exclusion.............................................................................     26
         Section 3.23      Federal Health Care Programs..........................................................     26
         Section 3.24      Billing; Gratuitous Payments..........................................................     27
         Section 3.25      Reimbursement Matters.................................................................     27
         Section 3.26      No Criminal Proceedings...............................................................     27
         Section 3.27      Bank Accounts.........................................................................     27
         Section 3.28      Brokers or Finders....................................................................     27
         Section 3.29      Organization of Stockholder...........................................................     28
         Section 3.30      Ownership.............................................................................     28
         Section 3.31      Authority.............................................................................     28
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
         Section 3.32      Litigation............................................................................     29

ARTICLE 4.          REPRESENTATIONS AND WARRANTIES OF BUYER......................................................     29

         Section 4.1       Organization of Buyer.................................................................     29
         Section 4.2       Authority.............................................................................     29
         Section 4.3       Funding...............................................................................     30
         Section 4.4       Litigation............................................................................     30
         Section 4.5       Investment Representation; Business Investigation.....................................     31
         Section 4.6       Brokers or Finders....................................................................     31

ARTICLE 5.          CERTAIN UNDERSTANDINGS AND AGREEMENTS........................................................     31

         Section 5.1       Conduct of Business...................................................................     31
         Section 5.2       Pre-Closing Access to Properties and Records; Confidentiality.........................     33
         Section 5.3       Post-Closing Access to Records........................................................     34
         Section 5.4       HSR...................................................................................     34
         Section 5.5       Certain Tax Matters...................................................................     35
         Section 5.6       Resignations..........................................................................     38
         Section 5.7       Employee Matters......................................................................     38
         Section 5.8       D&O Indemnification/Insurance.........................................................     40
         Section 5.9       Implied Warranties....................................................................     40
         Section 5.10      Non-Competition; Nonsolicitation......................................................     40
         Section 5.11      No Solicitation.......................................................................     42
         Section 5.12      Confidentiality.......................................................................     42
         Section 5.13      Acquisition of Rights to Confidentiality..............................................     42
         Section 5.14      Payment of Indebtedness...............................................................     43
         Section 5.15      Argosy Health, LLC....................................................................     43
         Section 5.16      Ancillary Agreements..................................................................     43
         Section 5.17      Liquidity.............................................................................     44
         Section 5.18      Home Office Cost Report...............................................................     44
         Section 5.19      Related Transactions..................................................................     44
         Section 5.20      Bequests..............................................................................     44
         Section 5.21      Accounts Receivable...................................................................     44
         Section 5.22      Provider Based Status.................................................................     46
         Section 5.23      Reasonable Efforts....................................................................     46
         Section 5.24      Certificate of Amendment..............................................................     47
         Section 5.25      Certain Employee Obligations..........................................................     47
         Section 5.26      Environmental Matters.................................................................     47

ARTICLE 6.          CONDITIONS TO OBLIGATIONS OF EACH PARTY......................................................     48

         Section 6.1       No Action or Proceeding...............................................................     48
         Section 6.2       Hart-Scott-Rodino Requirements........................................................     48
         Section 6.3       Ancillary Agreements..................................................................     48
         Section 6.4       ISRA..................................................................................     49

ARTICLE 7.          CONDITIONS TO OBLIGATIONS OF BUYER...........................................................     49

         Section 7.1       Representations and Warranties........................................................     49
         Section 7.2       Performance of the Company and Stockholder............................................     49

                                       ii

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
         Section 7.3       Secretary's Certificate...............................................................     49
         Section 7.4       Good Standing Certificate.............................................................     50
         Section 7.5       Organizational Documents..............................................................     50
         Section 7.6       Resignations..........................................................................     50
         Section 7.7       KALR..................................................................................     50
         Section 7.8       Consents..............................................................................     50
         Section 7.9       Legal Opinion.........................................................................     50
         Section 7.10      Health Care Facilities Planning Act...................................................     51

ARTICLE 8.          CONDITIONS TO OBLIGATIONS OF STOCKHOLDER AND THE COMPANY.....................................     51

         Section 8.1       Representations and Warranties........................................................     51
         Section 8.2       Performance by Buyer..................................................................     51
         Section 8.3       Secretary's Certificate...............................................................     51
         Section 8.4       Good Standing Certificate.............................................................     52
         Section 8.5       Organizational Documents..............................................................     52

ARTICLE 9.          NATURE AND SURVIVAL OF REPRESENTATIONS AND WARRANTIES; INDEMNIFICATION, ETC..................     52

         Section 9.1       Survival of Representations and Warranties, Etc.......................................     52
         Section 9.2       Stockholder's Agreement to Indemnify..................................................     52
         Section 9.3       Buyer's Agreement to Indemnify........................................................     54
         Section 9.4       Cost Report Liability Indemnification.................................................     55
         Section 9.5       75% Rule Reimbursement................................................................     55
         Section 9.6       Employee Benefits Liabilities Indemnification.........................................     57
         Section 9.7       Workers' Compensation Insurance Indemnifications......................................     57
         Section 9.8       Third Party Claims....................................................................     57
         Section 9.9       Indemnification Amounts...............................................................     58
         Section 9.10      Indemnification Period................................................................     59
         Section 9.11      Exclusive Remedies....................................................................     59
         Section 9.12      Miscellaneous.........................................................................     59

ARTICLE 10.         TERMINATION..................................................................................     59

         Section 10.1      Termination...........................................................................     60
         Section 10.2      Liability of Buyer and Stockholder....................................................     60

ARTICLE 11.         MISCELLANEOUS................................................................................     60

         Section 11.1      Notices...............................................................................     60
         Section 11.2      Assignability; Parties in Interest....................................................     64
         Section 11.3      Governing Law.........................................................................     64
         Section 11.4      Counterparts..........................................................................     64
         Section 11.5      Publicity.............................................................................     64
         Section 11.6      Complete Agreement....................................................................     65
         Section 11.7      Amendments and Waivers................................................................     65
         Section 11.8      Expenses..............................................................................     65
         Section 11.9      Interpretation........................................................................     65
         Section 11.10     Severability..........................................................................     65

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
         Section 11.11     Further Assurances....................................................................     65
         Section 11.12     Schedules.............................................................................     66
         Section 11.13     Tax Disclosure........................................................................     66

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                                LIST OF SCHEDULES

Schedule 2.4(a)         Closing Date Balance Sheet Exceptions

Schedule 3.2(b)         Consents and Approvals Required by the Company or any Company Subsidiary

Schedule 3.3            Capitalization

Schedule 3.4(a)         Company Subsidiaries

Schedule 3.5(a)         Authorized, Issued and Outstanding Capital Stock of the Company
                        Subsidiaries

Schedule 3.5(c)         Company Subsidiary Share Agreements

Schedule 3.6(a)         Financial Statements

Schedule 3.6(b)         Company Indebtedness

Schedule 3.6(c)         Company Earn-Out Obligations

Schedule 3.6(d)         Cash Receipts

Schedule 3.8            Undisclosed Liabilities

Schedule 3.9            Absence of Certain Changes or Events

Schedule 3.10(b)        Company Real Property

Schedule 3.10(c)        Real Property Contracts

Schedule 3.11(a)        Material Contracts

Schedule 3.11(b)        Defaults under Material Contracts

Schedule 3.12           Intellectual Property

Schedule 3.13           Litigation

Schedule 3.14(b)        Environmental Compliance

Schedule 3.14(d)        Company Approvals

Schedule 3.15           Employee Benefit Plans

Schedule 3.16           Compensation

Schedule 3.17           Taxes

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
Schedule 3.18           Insurance

Schedule 3.19           Labor Relations and Employment

Schedule 3.20           Medicare Participation/Accreditation

Schedule 3.21           Third Party Payor Cost Reports

Schedule 3.23           Federal Health Care Programs

Schedule 3.24           Billing

Schedule 3.25           Reimbursement Matters

Schedule 3.26           Criminal Proceedings

Schedule 3.27           Bank Accounts

Schedule 3.30           Ownership of Shares

Schedule 3.31(b)        Consents and Approvals Required by Stockholder

Schedule 4.2(b)         Consents and Approvals Required by Buyer

Schedule 5.1(a)         Conduct of Business

Schedule 5.7            Employment, Retention and Severance Agreements

Schedule 5.10(b)        Solicitation of Employees

Schedule 5.14           Payment of Indebtedness

Schedule 5.25           Certain Employee Obligations

Schedule 7.8            Closing Consents

Schedule 9.2(a)(viii)   Environmental Indemnification

Schedule 11.12          Reasonable Efforts

                                LIST OF EXHIBITS

Exhibit A...........................................................       Form of Affiliation and Services Agreement
Exhibit B...........................................................                          Form of Lease Agreement
Exhibit C...........................................................          Form of Intellectual Property Agreement
Exhibit D...........................................................                           Distribution Agreement
Exhibit E...........................................................                              D&O Insurance Terms
Exhibit F...........................................................                               ACM Abatement Plan
Exhibit G...........................................................                             Denitrification Plan
Exhibit H...........................................................                            Form of Legal Opinion
Exhibit I...........................................................                 Form of Employee Benefits Notice

                                   DEFINITIONS

75% Rule..................................................................                 Section 9.5(a)
ACMs......................................................................           Section 3.14(b)(iii)
ACM Abatement Plan........................................................                Section 5.26(a)
Adjustment Amount.........................................................                 Section 2.4(c)
Affiliation and Services Agreement........................................                    Section 1.1
Aggregate Closing Date Cash Payment.......................................                 Section 2.2(a)
Agreement.................................................................                       Preamble
Allocation Objection......................................................                Section 5.10(e)
Approvals.................................................................                Section 3.14(a)
Argosy Note...............................................................                    Section 1.1
Argosy Settlement Agreement...............................................                    Section 1.1
Asserted Liability........................................................                    Section 9.8
Audited Financial Statements..............................................                 Section 3.6(a)
Balance Sheet.............................................................                    Section 3.8
Balance Sheet Date........................................................                    Section 3.8
Business..................................................................                    Section 1.1
Buyer.....................................................................                       Preamble
Buyer Indemnitees.........................................................                 Section 9.2(a)
Cash Equivalents..........................................................                    Section 1.1
CERCLA....................................................................             Section 3.14(b)(v)
Certificate of Incorporation..............................................                 Section 3.1(b)
Closing...................................................................                    Section 2.3
Closing Date..............................................................                    Section 2.3
Closing Date Balance Sheet................................................                 Section 2.4(a)
Closing Date Receivables..................................................             Section 5.21(a)(i)
Closing Date Reserves.....................................................            Section 5.21(a)(ii)
Closing Date Working Capital..............................................                 Section 2.4(a)
CMS.......................................................................                    Section 1.1
Code......................................................................                    Section 1.1
Company...................................................................                       Preamble
Company Employees.........................................................                 Section 5.7(a)
Company Options...........................................................                 Section 2.2(c)
Company Stock Units.......................................................                 Section 2.2(d)
Company Subsidiary and Company Subsidiaries...............................                 Section 3.2(b)
Company Subsidiary Shares.................................................                 Section 3.5(b)
Competing Business........................................................                    Section 1.1
Completion Certificate....................................................                Section 5.26(a)
Confidentiality Agreement.................................................                    Section 5.2
Contracts.................................................................                Section 3.11(a)
Core......................................................................                Section 5.21(d)
Cost Report Liability.....................................................                    Section 1.1
Cumulative Receivables Collections........................................           Section 5.21(a)(iii)
Denitrification Plan......................................................                Section 5.26(b)
Determination Date........................................................                    Section 1.1
Distribution Agreement....................................................            Section 2.2(b)(iii)

                                  Glossary, i

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
Divisional Financial Statements...........................................                 Section 3.6(a)
Donation..................................................................                   Section 5.20
Employee Benefits Reserve.................................................                    Section 9.6
Employee Plans............................................................                Section 3.15(a)
Encumbrance...............................................................                    Section 1.1
Environmental Laws........................................................             Section 3.14(b)(i)
Environmental Permits.....................................................            Section 3.14(b)(ii)
ERISA.....................................................................                Section 3.15(a)
ERISA Affiliate...........................................................                Section 3.15(d)
Excess Parachute Payments.................................................                 Section 5.7(c)
Fair Market Value.........................................................                    Section 1.1
Fee Real Property.........................................................                Section 3.10(a)
Filings...................................................................                   Section 3.21
Final Purchase Price......................................................                 Section 2.2(a)
Financial Statements......................................................                 Section 3.6(a)
First Measurement Date....................................................                Section 5.21(b)
First Measurement Payment.................................................                Section 5.21(b)
First Quarter Financial Statements........................................                 Section 3.6(a)
GAAP......................................................................                 Section 3.6(a)
Governmental Agency.......................................................                    Section 1.1
Hazardous Substances......................................................           Section 3.14(b)(iii)
HSR Act...................................................................                    Section 5.4
IRS.......................................................................                    Section 1.1
ISRA......................................................................                    Section 1.1
Indebtedness..............................................................                    Section 1.1
Indemnified Party.........................................................                    Section 9.8
Indemnifying Party........................................................                    Section 9.8
Independent Expert........................................................             Section 2.4(b)(ii)
Intellectual Property.....................................................                   Section 3.12
Intellectual Property Agreement...........................................                    Section 1.1
JPMorgan..................................................................                   Section 3.28
KALC......................................................................                   Section 5.24
KALC Entities.............................................................              Section 9.2(a)(v)
Kalcorp...................................................................              Section 9.2(a)(v)
KALR......................................................................                   Section 5.24
KIR.......................................................................                    Section 1.1
KMRREC....................................................................                    Section 1.1
Knowledge.................................................................                    Section 1.1
Lease Agreement...........................................................                    Section 1.1
Leased Real Property......................................................                Section 3.10(a)
Losses....................................................................                 Section 9.2(a)
Management................................................................           Section 3.14(b)(iii)
Marketable Securities.....................................................                    Section 1.1
Material Adverse Effect...................................................                    Section 1.1
May Financial Statements..................................................                 Section 3.6(a)
Moody's...................................................................                    Section 1.1

                                  Glossary, ii

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
Denitrification Plan......................................................                Section 5.26(b)
Notice of Objection.......................................................              Section 2.4(b)(i)
Option Consideration......................................................            Section 2.2(b)(iii)
Other Confidentiality Letters.............................................                   Section 5.13
PCBs......................................................................           Section 3.14(b)(iii)
Permitted Liens...........................................................                    Section 1.1
Person....................................................................                    Section 1.1
PLIGA.....................................................................                 Section 9.2(a)
Post-Closing Tax Period...................................................                    Section 1.1
Pre-Closing Tax Calculation...............................................             Section 5.5(b)(ii)
Pre-Closing Tax Period....................................................                    Section 1.1
Price Per Share...........................................................                    Section 1.1
Princeton.................................................................                 Section 9.2(a)
Protected Employee........................................................                    Section 1.1
Real Property.............................................................                Section 3.10(a)
Release and Released......................................................            Section 3.14(b)(vi)
Restricted Parties........................................................                Section 5.10(a)
S&P.......................................................................                    Section 1.1
Second Measurement Date...................................................                Section 5.21(c)
Securities Act............................................................                    Section 1.1
Self Insured Plans........................................................                    Section 9.6
Shares....................................................................                    Section 1.1
Statement.................................................................                 Section 2.4(a)
Stock Unit Consideration..................................................            Section 2.2(b)(iii)
Stockholder...............................................................                       Preamble
Stockholder Indemnitees...................................................                 Section 9.3(a)
Straddle    Period........................................................                    Section 1.1
Subsidiary................................................................                    Section 1.1
Target Working Capital....................................................                    Section 1.1
Tax and   Taxes...........................................................                    Section 1.1
Tax Return................................................................                    Section 1.1
Undesignated Payments.....................................................                Section 5.21(e)
Working Capital...........................................................                    Section 1.1

                                  Glossary, iii

                            STOCK PURCHASE AGREEMENT

                  This STOCK PURCHASE AGREEMENT ("Agreement") is made this 30th day of June, 2003, by and among KESSLER REHABILITATION CORPORATION, a Delaware corporation (the "Company"), HENRY H. KESSLER FOUNDATION, INC., a New Jersey non-profit organization ("Stockholder"), and SELECT MEDICAL CORPORATION, a Delaware corporation ("Buyer").

                                    RECITALS

                  WHEREAS, Stockholder owns of record and beneficially all of the issued and outstanding capital stock of the Company; and

                  WHEREAS, Stockholder desires to sell all such issued and outstanding capital stock of the Company, and Buyer desires to acquire all of the outstanding capital stock of the Company pursuant to the terms of this Agreement;

                  NOW, THEREFORE, in order to consummate said transactions and in consideration of the mutual agreements set forth herein and for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

                  ARTICLE 1.        DEFINITIONS.

                  Section 1.1 Definitions. As used in this Agreement, unless otherwise defined herein or unless the context otherwise requires, the following terms shall have the following meanings:

                  "Affiliation and Services Agreement" means the Amended and Restated Affiliation and Services Agreement between Kessler Medical Rehabilitation Research and Education Corporation, a New Jersey not-for-profit corporation ("KMRREC"), the "supporting organization" (as defined in Section 509(a)(3) of the Code (as defined herein)) of which is Stockholder, and Kessler Institute for Rehabilitation, Inc., a New Jersey Corporation ("KIR") and wholly-owned subsidiary of the Company, in the form attached hereto as Exhibit A.

                  "Business" means the business of the Company and Company Subsidiaries (as defined in Section 3.2(b)) as currently conducted.

                  "Cash Equivalents" means (a) marketable direct obligations issued by, or unconditionally guaranteed by, the United States government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within one year from the date of acquisition; (b) certificates of deposit, time deposits, eurodollar time deposits or overnight bank deposits having maturities of six months or less from the date of acquisition issued by any commercial bank organized under the laws of the United States or any state thereof having combined capital and surplus of not less than $500,000,000; (c) commercial paper of an issuer rated at least A-1 by Standard & Poor's Ratings Services ("S&P") or P-1 by Moody's Investors Service, Inc. ("Moody's"), or carrying an equivalent rating by a nationally recognized rating agency, if both of the two named rating agencies cease publishing ratings of commercial paper issuers generally, and maturing within six months from the date of acquisition;

(d) repurchase obligations of any commercial bank satisfying the requirements of clause (b) of this definition, having a term of not more than 30 days, with respect to securities issued or fully guaranteed or insured by the United States government; (e) securities with maturities of one year or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States, by any political subdivision or taxing authority of any such state, commonwealth or territory or by any foreign government, the securities of which state, commonwealth, territory, political subdivision, taxing authority or foreign government (as the case may be) are rated at least A by S&P or A by Moody's; (f) securities with maturities of six months or less from the date of acquisition backed by standby letters of credit issued by any commercial bank satisfying the requirements of clause (b) of this definition;
(g) money market mutual or similar funds that invest exclusively in assets satisfying the requirements of clauses (a) through (f) of this definition; or
(h) money market funds that (i) comply with the criteria set forth in SEC Rule 2a-7 under the Investment Company Act of 1940, as amended, (ii) are rated AAA by S&P and Aaa by Moody's and (iii) have portfolio assets of at least $5,000,000,000.

                  "Code" means the Internal Revenue Code of 1986, as amended and in effect on the date hereof.

                  "Competing Business" means any business or other enterprise that competes with the Business.

                  "Cost Report Liability" means amounts finally paid by the Company and Company Subsidiaries after the Closing due to audit adjustments, disallowances, recoupment or fraud in respect of Medicare and Medicaid cost reports filed by the Company and any Company Subsidiary (as defined in Section 3.2(b)) relating to pre-Closing periods, including the reasonable and documented out-of-pocket costs and expenses incurred by the Company and the Company Subsidiaries in connection with the resolution of such Cost Report Liabilities.

                  "Encumbrance" means any mortgage, claim, lien, encumbrance, conditional sales or other title retention agreement, right of first refusal, preemptive right, pledge, option, charge, security interest or other similar interest, easement, judgment or imperfection of title of any nature whatsoever.

                  "Fair Market Value" means, with respect to Marketable Securities (as defined herein), the average of the high and low prices of such Marketable Securities on the securities exchange providing the primary market on which such Marketable Securities are traded on the last trading day prior to the date upon which Fair Market Value of such Marketable Securities is to be determined (the "Determination Date"), or if such Marketable Securities are not so traded, the average of the closing bid and asked prices as reported by the over-the-counter market on which such Marketable Securities are quoted on the last trading day prior to the Determination Date; provided that, in the case of investment grade debt securities that are not so traded or quoted, the Fair Market Value of such Marketable Securities shall be the value that such securities would be assigned on Stockholder's balance sheet in accordance with GAAP (as defined in Section 3.6(a)) as of the Determination Date.

                  "Governmental Agency" means any federal, state, local or municipal, foreign or other government or subdivision, branch, department, court, arbitrator, tribunal or agency thereof or any governmental, regulatory or quasi governmental authority of any nature.

                  "IRS" means the Internal Revenue Service.

                  "ISRA" means the Industrial Site Recovery Act of New Jersey.

                  "Indebtedness" means (i) all obligations for the principal amounts of borrowed money (including any interest rate swap breakage or associated fees); (ii) all obligations to pay the deferred purchase price of property or services (including the earned portion of any so-called "earn-out" obligations) but excluding current liabilities for intercompany payables to Stockholder or its affiliates in the ordinary course of business and trade account payables in the ordinary course of business; (iii) all obligations evidenced by notes, bonds, debentures, or other similar instruments; (iv) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to acquired property; (v) all reimbursement obligations, contingent or otherwise, under a drawn acceptance, letter of credit or a similar facility; (vi) all deferred compensation obligations and (vii) all guarantees of any of the foregoing; provided, that "Indebtedness" shall not include (A) any of the foregoing items to the extent they are included in Working Capital (as hereinafter defined) on the Closing Date Balance Sheet, (B) the guarantee of a construction loan in connection with Kessler Assisted Living Centers, LLC, with outstanding principal balance of $12,225,000 as of December 31, 2002, (C) the guarantee of a bank loan payable by The Center for Health and Fitness at Palisades, LLC, with an obligation of $586,500 as of December 31, 2002, (D) the contingent liability under a Support Agreement regarding three loans to Kessler/Adventist Rehabilitation Hospital, LLC, with an obligation of approximately $5.1 million as of December 31, 2002, (E) any capital lease obligations and (F) the unearned portion of any so-called "earn out" obligations.

                  "Intellectual Property Agreement" means the Intellectual Property Agreement between Stockholder and the Company in the form attached hereto as Exhibit C.

                  "Knowledge" means the actual knowledge of (i) Kenneth Aitchison, Robert Pudlak, Mary Anne McDonald, Art Doloresco, Robert Brehm, Don Ryan, Irene DeMasi, Stephen Fasulo, Don L. Labowsky, Linda Yianolatos, Wade Crowe, Rick Larsen, Sylvester Abruzzo, Robert Geller, David Ross, Kathy Lewis, Robert Malik, Bruce Gans, Denise Hogan, Tessa Chenaille, Catherine Wiggins, Ronald Logue, Evan Akelson, David Miller and James Peters with respect to the Company, (ii) Donald McWilliams Kessler, with respect to Stockholder, or (iii) Buyer, as the case may be.

                  "Lease Agreement" means the Lease Agreement between Stockholder and KIR in the form attached hereto as Exhibit B.

                  "Marketable Securities" means any securities which (a)(i) are listed or quoted, as applicable, on a securities exchange or NASDAQ in the United States and (ii) may be freely sold to the public on such exchange or market without restriction (including without compliance with the registration requirements of the Securities Act) other than customary restrictions pursuant to the trading rules of such exchange or market or (b) debt securities that are rated "investment grade" by S&P or Moody's or by a nationally recognized rating agency if both S&P and Moody's cease publishing ratings of investments.

                  "Material Adverse Effect" means any change, circumstance, event or effect that, individually or in the aggregate, materially and adversely affects (a) the business, assets, liabilities, financial condition or results of operations of the Company and Company Subsidiaries taken as a whole, excluding in all cases: (i) changes, circumstances, events or effects, including changes in law and generally accepted accounting principles, generally affecting the industry in which the Company and Company Subsidiaries operate or arising from changes in general business or economic conditions in the United States generally; provided that, such changes, circumstances, events or effects do not have a disproportionate effect on the Company and the Company Subsidiaries; (ii) changes, circumstances, events or effects resulting from the execution and/or announcement of this Agreement; (iii) changes, circumstances, events or effects resulting from any announcement by Stockholder or the Company regarding the treatment of the Kessler Rehabilitation Corporation Employer Retirement Savings Plan and its related trust, including, without limitation, the notice required pursuant to Section 11.5; (iv) changes, circumstances, events or effects resulting from compliance by Stockholder or the Company with its obligations under this Agreement; and (v) changes, circumstances, events or effects resulting from the announcement by The Centers for Medicare & Medicaid Services ("CMS") on May 8, 2003 relating to the 75% Rule (defined in Section 9.5(a)) or
(b) the ability of each of the Stockholder and the Company to consummate the transactions contemplated hereby.

                  "Permitted Liens" shall mean (i) any Encumbrances disclosed on the Balance Sheet (as defined in Section 3.8), (ii) liens for Taxes (as hereinafter defined), assessments or charges of any Governmental Agency which are not yet due and payable or which are being contested by the Company or a Company Subsidiary in good faith, (iii) liens incurred in connection with workers' compensation, unemployment insurance and other types of social security benefits, (iv) mechanics', carriers', workmen's, repairmen's or other like liens arising or incurred in the ordinary course of business, which are not overdue for a period of more than 90 days or which are being contested in good faith by appropriate proceedings, (v) liens arising under equipment leases with third parties entered into in the ordinary course of business and (vi) such imperfections or irregularities of title, easements (including, without limitation, reciprocal easement agreements and utility agreements), zoning requirements, rights of way, covenants, consents, agreements, reservations, encroachments, variances and other similar restrictions, charges or encumbrances (whether or not recorded) relating to Real Property (as defined in Section 3.10(a)) that do not materially detract from the value and do not materially interfere with the present use of the property or leased assets affected thereby and do not otherwise materially impair the Business.

                  "Person" means any individual, partnership, firm, corporation, limited liability corporation, association, joint stock company, trust, joint venture, unincorporated organization or Governmental Agency.

                  "Post-Closing Tax Period" means all taxable periods beginning after the Closing Date (as defined in Section 2.3).

                  "Pre-Closing Tax Period" means all taxable periods ending on or before the Closing Date.

                  "Price Per Share" shall mean the quotient of (x) the Aggregate Closing Date Cash Payment (defined in Section 2.2(a)) divided by (y) the sum of
(A) the aggregate number of unexpired, outstanding and, in the case of the Company Options (as defined in Section 2.2(c)), exercisable Company Options and Company Stock Units (as defined in Section 2.2(d)) immediately prior to the Closing plus (B) the aggregate number of Shares outstanding immediately prior to the Closing.

                  "Protected Employee" means any Person that, at the date of determination as to whether such Person is a Protected Employee, is, or during the six-month period prior to such date of determination, was, employed by Buyer, the Company or a Company Subsidiary as (a) a physical therapist or nurse (or with supervisory responsibility therefor), (b) any officer that has a title of Vice President or senior, (c) a Chief Executive Officer or administrator or manager of a facility or business, (d) an employee whose primary responsibilities are in sales or marketing or (e) a physician.

                  "Securities Act" means the Securities Act of 1933, as amended.

                  "Shares" means the outstanding capital stock of Company.

                  "Straddle Period" means all taxable periods beginning prior to and ending after the Closing Date.

                  "Subsidiary" means, when used with respect to any party, any corporation or other organization, whether incorporated or unincorporated, (i) which is consolidated with such party for financial reporting purposes and (ii) of which such party directly or indirectly owns or controls at least a majority of the securities or other interests having by their terms ordinary voting power to elect a majority of the board of directors or others performing similar functions with respect to such corporation or other organization, or any organization of which such party is a general partner.

                  "Target Working Capital" means $34,368,000.

                  "Tax" and "Taxes" means all taxes, charges, fees, levies, or other assessments, including, without limitation, income, profits, gains, gross receipts, net worth, premium, value added, ad valorem, excise, real and personal property, sales, use, stamp, transfer, license, payroll, franchise, Social Security, unemployment and withholding taxes, together with any interest, penalties and additions thereto imposed or required to be withheld by the United States or any other Governmental Agency, including all amounts imposed as a result of being a member of an affiliated or combined group.

                  "Tax Return" means any report, return, election, estimate, declaration, information statement and other forms and documents (including all schedules, exhibits and other attachments thereto or amendments thereof) relating to, and required to be filed with a Governmental Agency in connection with, any Taxes (including estimated Taxes).

                  "Working Capital" means, as at any date of determination, the excess, if any, of the (i) consolidated current assets of the Company and Company Subsidiaries, computed in accordance with GAAP, over (ii) consolidated current liabilities (including, without limitation, liabilities for Taxes) of the Company and Company Subsidiaries, computed in accordance with GAAP, excluding in each case (u) any current assets relating to the rights and benefits pursuant to (A) the Settlement Agreement With Release dated May 13, 2003 by and between Kessler Rehab Centers, Inc., Argosy Health, LLC, the Company, the Estate of Kevin Helman, G. Linton Sheppard and Jay W. Vandegrift, Jr. (the "Argosy Settlement Agreement") and (B) the Promissory Note dated May 9, 2003 by G. Linton Sheppard and Jay W. Vandegrift, Jr. to the Company (the "Argosy Note"), (v) any severance obligations resulting solely from the execution of this Agreement or the consummation of the transactions contemplated hereby or Buyer's intentions with respect to the Business, including any tax benefits relating to such severance obligations, (w) any current assets relating to the officers' and directors' insurance purchased pursuant to Section 5.8(b),
(x) intercompany receivables and payables among the Company and the Company Subsidiaries, (y) current maturities of long-term debt and (z) any Tax benefit resulting from the cash-out of the Company Options and Company Stock Units, in each case as such assets and liabilities are properly accrued and reflected on the books and records of the Companies and the Company Subsidiaries in accordance with GAAP.

                  ARTICLE 2.        SALE OF SHARES; PURCHASE PRICE.

                  Section 2.1 Sale of Shares. On the terms and subject to the conditions set forth in this Agreement and on the basis of the representations, warranties, covenants and agreements herein contained, Stockholder shall sell, transfer, convey and deliver to Buyer, and Buyer shall purchase, on the Closing Date, all of the Shares owned by Stockholder.

                  Section 2.2       Consideration; Closing Date Cash Payment.

                  (a) The purchase price to be paid for the Shares and all other outstanding equity interests in the Company and for the agreements set forth in Section 5.10 hereof shall be $230,000,000 less the aggregate principal amount outstanding immediately prior to the Closing of all Indebtedness of the Company and the Company Subsidiaries (as specified in the certificate provided pursuant to this Section 2.2(a)) other than such Indebtedness set forth on
Schedule 5.14 that is repaid at the Closing pursuant to Section 5.14 (the "Aggregate Closing Date Cash Payment") and either (x) plus the amount, if any, by which the Closing Date Working Capital (as defined in Section 2.4(a)) is greater than the Target Working Capital or (y) less the amount, if any, by which the Closing Date Working Capital is less than the Target Working Capital (as so adjusted, the "Final Purchase Price"). The Company shall deliver at the Closing a certificate setting forth the true and complete list of all outstanding Indebtedness of the Company and Company Subsidiaries, including the outstanding principal amount thereof, immediately prior to the Closing signed by a duly authorized officer of the Company.

                  (b)      On the Closing Date:

                  (i) Stockholder shall deliver to Buyer a certificate or certificates for its Shares duly endorsed in blank, or accompanied by stock powers duly executed in blank, in proper form for transfer free and clear of all Encumbrances;

                  (ii) Buyer, on behalf of Stockholder, shall pay to Fleet National Bank (A) the outstanding principal amount of the loans under the syndicated credit facility of the Company and any accrued and unpaid interest relating thereto and (B) any fees that are required to be paid to cancel any and all obligations the Company has under the LIBOR interest rate swap agreement dated January 18, 2002 between the Company and Fleet National Bank or any other interest rate swap agreement, in each case to the extent not paid by the Company prior to the Closing;

                  (iii) Buyer shall, on behalf of the Company, pay to the account designated in writing by Stockholder pursuant to the Distribution Agreement attached hereto as Exhibit D (the "Distribution Agreement") (which account shall also be identified in writing by Stockholder to Buyer prior to the Closing Date) an aggregate amount (subject to any required employment-related tax withholding) equal to
         (A) the product of (1) the difference between the Price Per Share and the exercise price of each Company option and (2) the number of Shares subject to such Company Option (the "Option Consideration") plus (B) the product of (1) the Price Per Share and (2) the number of stock units allocated to each participant's plan account immediately prior to the Closing (the "Stock Unit Consideration"), such amount to be disclosed in writing to Buyer by the Company the day before the Closing;

                  (iv) Buyer shall pay by wire transfer of immediately available funds to such account as designated by the Company at least three days prior to the Closing Date an amount equal to the employment-related amounts withheld pursuant to the immediately preceding clause (iii) and, in connection therewith, Stockholder shall provide to Buyer prior to the Closing Date a schedule setting forth the allocation of the gross amounts payable pursuant to Sections 2.2(b)(iii) and 2.2(b)(iv) among the holders of the Company Options and Company Stock Units based upon which the Company shall calculate employment-related withholding amounts. The Company shall provide Stockholder on the Closing Date a schedule showing the calculation of the amounts so withheld with respect to each such holder and Buyer shall cause the Company to remit such amounts to the appropriate Governmental Agency and comply with all applicable Tax reporting requirements with respect to such payments. Buyer, the Company and Stockholder shall cooperate in the preparation of the schedules described above and in all matters related to the required employment-related withholdings with respect to payments to be made under this Section; and

                  (v) Buyer shall pay to Stockholder the Aggregate Closing Date Cash Payment less the sum of the amounts paid by Buyer pursuant to Sections 2.2(b)(ii), 2.2(b)(iii) and 2.2(b)(iv), payable by wire transfer of immediately available funds to such account as Stockholder shall designate at least three days prior to the Closing Date.

                  (c) Stock Options. On or prior to the date of this Agreement, each holder of options exercisable as of the Closing under the KRC Amended and Restated 1998 Nonemployee Director Stock Option Plan or the KRC Amended and Restated 1998 Long-Term Incentive Plan (the "Company Options") has consented and agreed pursuant to the Distribution Agreement that such Company Options shall be cancelled as of the Closing in exchange for an amount in cash equal to the Option Consideration attributable to such Company Options (subject to any required employment-related withholding) in accordance with the Distribution Agreement. Stockholder represents that, effective as of the Closing, the holders of Company Options shall have no claim against Buyer or the Company in respect of such Company Options.

                  (d) Stock Units. On or prior to the date of this Agreement, each holder who holds as of the Closing unexpired and outstanding stock unit rights under the Company's 1999 Nonemployee Director Compensation Plan (the "Company Stock Units") has agreed pursuant to the Distribution Agreement to the cancellation of such Company Stock Units as of the Closing in exchange for an amount in cash equal to the Stock Unit Consideration attributable to such Company Stock Units (subject to any required tax withholding) in accordance with the Distribution Agreement. Stockholder represents that, effective as of the Closing, the holders of Company Stock Units shall have no claim against Buyer or the Company in respect of such Company Stock Units.

                  Section 2.3 Closing. Subject to the satisfaction or waiver of the conditions specified in Articles 6, 7 and 8, the closing of the purchase and sale of the Shares (the "Closing") shall take place at the offices of Dechert LLP, 4000 Bell Atlantic Tower, 1717 Arch Street, Philadelphia, Pennsylvania 19103 on July 31, 2003, or, if such conditions are not satisfied or waived by such date, three business days after all such conditions have been satisfied or waived, or at such other time and place as shall be mutually agreeable to the parties hereto. The date of the Closing is referred to herein as the "Closing Date." The Closing shall be deemed to be effective as of the close of business on the Closing Date.

                  Section 2.4       Post-Closing Purchase Price Adjustment

                  (a) Not more than 90 days after the Closing Date, Buyer shall deliver to Stockholder a balance sheet for the Company and its consolidated Subsidiaries as of the Closing Date (the "Closing Date Balance Sheet"). The Closing Date Balance Sheet shall include a footnote reflecting the amount of accrued reserves for each open cost report of the Company and the Company Subsidiaries. Attached to the Closing Date Balance Sheet shall be a schedule setting forth the reserves on the Closing Date Balance Sheet in substantially the same level of detail as Stockholder has previously provided in writing to Buyer with respect to the Company's December 31, 2002 and March 31, 2003 balance sheets. The Closing Date Balance Sheet shall be prepared in accordance with GAAP using the same GAAP accounting principles, practices, methodologies and policies as the Balance Sheet, except as provided in Schedule 2.4(a). From the Closing Date Balance Sheet, Buyer shall prepare and deliver to Stockholder, within such 90-day period, a statement (the "Statement") setting forth the calculation of the Working Capital as of the Closing (the "Closing Date Working Capital"). After the Closing Date, at Buyer's request, Stockholder shall provide Buyer and its representatives any information reasonably requested and shall provide them access at all reasonable times to the personnel, properties, books and records relating to the Company and the Company Subsidiaries for such purpose.

                  (b)      Objections; Resolution of Disputes.

                  (i) Unless Stockholder notifies Buyer in writing within 30 days after Buyer's delivery of the Statement of any objection to the computation of Closing Date Working Capital set forth therein (the "Notice of Objection"), the Statement shall become final and binding. During such 30-day period, Stockholder and its representatives shall be permitted to review the working papers of Buyer and Buyer's accountants relating to the Statement, and Buyer shall provide Stockholder and its representatives any information reasonably requested and shall provide them access at all reasonable times to the personnel, properties, books and records relating to the Company and the Company Subsidiaries for such purpose. Any Notice of Objection shall specify in reasonable detail the basis for the objections set forth therein. Any Notice of Objection shall include only objections based on (A) mathematical errors in the computation of Closing Date Working Capital or (B) Closing Date Working Capital not having been calculated in accordance with Section 2.4(a).

                  (ii) If Stockholder provides the Notice of Objection to Buyer within such 30-day period, Stockholder and Buyer shall, during the 30-day period following Buyer's receipt of the Notice of Objection, attempt in good faith to resolve Stockholder's objections. During such 30-day period, Buyer and its representatives shall be permitted to review the working papers of Stockholder and Stockholder's accountants relating to the Notice of Objection and the basis therefor. If Stockholder and Buyer are unable to resolve all such objections within such 30-day period, the matters remaining in dispute shall be submitted to a nationally recognized public accounting firm mutually agreed upon and jointly engaged by Stockholder and Buyer and, if Stockholder and Buyer are unable to so agree within 10 days after the end of such 30-day period, then Stockholder and Buyer shall each select such a firm and such firms shall jointly select a third nationally recognized firm to be jointly engaged by Stockholder and Buyer to resolve the disputed matters (such selected firm being the "Independent Expert"). The parties shall instruct the Independent Expert to render its reasoned written decision as promptly as practicable but in no event later than 60 days after its selection. The resolution of disputed items by the Independent Expert shall be final and binding, and the determination of the Independent Expert shall constitute an arbitral award that is final, binding and non-appealable and upon which a judgment may be entered by a court having jurisdiction thereover. The fees and expenses of the Independent Expert shall be allocated between Stockholder and Buyer in such a way that Buyer shall be responsible for that portion of the fees and expenses equal to such fees and expenses multiplied by a fraction the numerator of which is the aggregate dollar value of disputed items submitted to the Independent Expert by Stockholder that are resolved against Buyer (as finally determined by the Independent Expert) and the denominator of which is the total dollar value of the disputed items so submitted by Stockholder, and Stockholder shall be responsible for the remainder of such fees and expenses.

                  (c) Adjustment Payment. Within 10 days after the Statement has become final and binding in accordance with this Section 2.4, (i) if the Closing Date Working Capital is greater than the Target Working Capital, Buyer shall pay to (x) the account designated pursuant to Section 2.2(b)(iii) an amount in cash (subject to any required employment-related withholding) equal to the product of (I) the difference between the Closing Date Working Capital minus the Target Working Capital (such difference, the "Adjustment Amount") times (II) a fraction the numerator of which is the aggregate number of Company Options and Company Stock Units outstanding as of the Closing and the denominator of which is the aggregate number of Shares, Company Options and Company Stock Units outstanding as of the Closing (such numbers to be disclosed in writing to Buyer by the Company prior to Closing), and (y) Stockholder an amount in cash equal to the (I) the Adjustment Amount minus (II) the amount paid pursuant to the immediately preceding clause (x) and the amount of any employment-related withholdings; and (ii) if the Closing Date Working Capital is less than the Target Working Capital, Stockholder shall pay to Buyer an amount in cash equal to such difference. Any such payment hereunder shall be made by wire transfer of immediately available funds to an account designated in writing by Stockholder or Buyer, as the case may be. In the event of any payment to be made under subclause (i)(x) of the first sentence of this
Section 2.4(c) above, Stockholder shall provide to Buyer prior to such payment a schedule setting forth the allocation of the gross amount so payable among the holders of the Company Options and Company Stock Units. Buyer shall calculate employment-related withholding amounts based on such allocation and shall provide Stockholder on the date the related payment is made a schedule showing the calculation of the amounts so withheld with respect to each such holder. Buyer shall pay to the Company such amounts as were withheld under the immediately preceding sentence and the Company shall remit such amounts to the appropriate Governmental Agency. Buyer shall, or shall cause the Company to, comply with all applicable Tax reporting requirements with respect to such payments. Buyer and Stockholder shall cooperate in the preparation of the schedules described above and in all matters related to the required withholding of Taxes with respect to payments to be made under this Section.

                  (d) Notwithstanding anything to the contrary herein, Buyer shall not be required to make any payment to any holders of Company Options or Company Stock Units in respect of such Company Options or Company Stock Units, it being understood that any payment due such holders in respect of such Company Options or Company Stock Units shall be made by Stockholder pursuant to the Distribution Agreement, and Stockholder shall indemnify and hold harmless any Buyer Indemnitee (as defined in Section 9.2(a)) against and from any claims to the contrary made by the holders of Company Options or Company Stock Units.

                  ARTICLE 3. REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND STOCKHOLDER.

A.       Representations and Warranties of the Company.

                  The Company hereby represents and warrants to Buyer as follows:

                  Section 3.1       Organization of the Company.

                  (a) The Company is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation with requisite corporate power and authority to enter into and perform this Agreement, the Affiliation and Services Agreement, the Lease Agreement and the Intellectual Property Agreement, to own, lease and operate its properties and to carry on its business as now being conducted therein, and is duly qualified to do business as a foreign corporation in all necessary jurisdictions, except where the failure to be so qualified would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

                  (b) True and complete copies of the certificate of incorporation (the "Certificate of Incorporation") and By-laws of the Company as in effect on the date of this Agreement have been made available for inspection by Buyer prior to the date of this Agreement, which copies include all amendments, modifications or supplements thereto. The Certificate of Incorporation and By-laws of the Company are in full force and effect.

                  Section 3.2       Authority.

                  (a) The execution, delivery and performance of this Agreement, the Affiliation and Services Agreement, the Lease Agreement and the Intellectual Property Agreement, and the consummation of the transactions contemplated hereby by the Company have been duly authorized by requisite corporate action, and no other acts or other proceedings on the part of the Company are necessary to authorize this Agreement or the transactions contemplated hereby by the Company. This Agreement has been duly executed by the Company and (assuming the due authorization, execution and delivery hereof by Buyer) constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights in general, or by general principles of equity.

                  (b) Except as set forth on Schedule 3.2(b), neither the execution and delivery by the Company of this Agreement nor the consummation of the transactions contemplated hereby by the Company or Stockholder nor compliance with any of the provisions hereof by the Company will (i) violate or conflict with any provision of the Certificate of Incorporation or By-laws or other similar organizational and operational documents of the Company or any of the direct or indirect Subsidiaries of the Company (each, a "Company Subsidiary" and, collectively, the "Company Subsidiaries"), (ii) violate or conflict with, or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of or loss of any right under, or accelerate the performance required by or obligation of, or result in the creation of any Encumbrance upon any of the assets of the Company or any Company Subsidiary under (in each case in any material respect), any of the terms, conditions or provisions of any material note, bond, mortgage, indenture, deed of trust, license, lease, sublease, option, agreement or other instrument or obligation to which the Company or any Company Subsidiary is a party, or by which any of them or any of their respective assets may be bound or affected, or (iii) violate, in any material respect, any order, writ, injunction, decree, statute, rule or regulation applicable to the Company, any Company Subsidiary or any of their respective assets. Except as set forth on Schedule 3.2(b), no consent or approval by, notice to or registration with any Governmental Agency, other than the filing of a Notification and Report Form with the Federal Trade Commission and the Department of Justice and the termination or expiration of the related waiting period, is required on the part of the Company or any Company Subsidiary prior to the Closing Date in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

                  Section 3.3 Capitalization. The authorized, issued and outstanding capital stock of the Company is as set forth on Schedule 3.3 hereto. The Shares constitute all of the outstanding shares of capital stock of the Company and have been duly authorized and are validly issued, fully paid and non-assessable and have not been issued in violation of the preemptive or similar rights of any stockholder of the Company arising by operation of securities laws or the Certificate of Incorporation or By-laws of the Company. All outstanding shares of capital stock of the Company are owned by Stockholder. Except for the Company Options and Company Stock Units, all of which are set forth on Schedule 3.3, there is no existing subscription, option, warrant, call, commitment or other right or agreement to which the Company or Stockholder is bound requiring, and there are no convertible or exchangeable securities of the Company outstanding which upon conversion would require, the issuance of any additional shares of capital stock or other securities convertible into shares of capital stock of the Company. Except as set forth on Schedule 3.3 hereto, there are no agreements concerning the issuance, voting, transfer, acquisition or disposition of shares of capital stock of the Company to which the Company or Stockholder is a party.

                  Section 3.4       Subsidiaries.

                  (a) Schedule 3.4(a) contains a true and complete list of all of the Company Subsidiaries and the respective ownership interest of the Company and other Persons in each such Subsidiary. Except as set forth on
Schedule 3.4(a), the Company does not own, directly or indirectly, any capital stock, equity securities or other equity interests of any Person. Except as set forth on Schedule 3.4(a), the Company is not a party to any agreement to own or control, nor does the Company have the direct or indirect right to acquire, any Subsidiary or ownership interest in any other Person.

                  (b) Each of the Company Subsidiaries is a corporation or limited liability company, duly organized, validly existing and in good standing under the laws of the state of its incorporation with requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted therein, and is duly qualified to do business as a foreign corporation or limited liability company in all necessary jurisdictions, except where the failure to be so qualified would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

                  (c) True and complete copies of the certificate of incorporation, by-laws, and other similar organizational and operational documents, as applicable, as in effect on the date hereof for each Company Subsidiary have been made available for inspection by Buyer prior to the date of this Agreement, which copies include all amendments, modifications or supplements thereto. The certificate of incorporation and by-laws, or other organizational documents of each Company Subsidiary, are in full force and effect.

                  Section 3.5       Capitalization of the Company Subsidiaries.

                  (a) The authorized, issued and outstanding capital stock, equity securities or other equity interests of the Company Subsidiaries is set forth on Schedule 3.5(a). All such shares have been duly authorized and are validly issued, fully paid and non-assessable.

                  (b) The Company or one of the Company Subsidiaries has good and valid title to all shares, equity securities or other equity interests of the Company Subsidiaries (the "Company Subsidiary Shares") and, except as set forth on Schedule 3.4(a), all of the Company

Subsidiary Shares are owned directly by the Company or one of the Company Subsidiaries, beneficially and of record, free and clear of all Encumbrances. The Company directly has full voting power over the Company Subsidiary Shares, subject to no proxy, stockholders' agreement, voting trust or other agreement relating to the voting of any Company Subsidiary Shares.

                  (c) No Person has any preemptive right to purchase any shares of a Company Subsidiary. There is no existing subscription, option, warrant, call, commitment or other right or agreement to which any Company Subsidiary is bound requiring, and there are no convertible securities of any Company Subsidiary outstanding which upon conversion would require, the issuance of any additional shares of capital stock, equity securities or other equity interests or other securities convertible or exchangeable into shares of capital stock, equity securities or other equity interests of any Company Subsidiaries. Except as set forth on Schedule 3.5(c) hereto, there are no agreements concerning the issuance, transfer, acquisition or disposition of shares of capital stock or other equity interests of any Company Subsidiary to which the Company, a Company Subsidiary or Stockholder is a party.

                  Section 3.6       Financial Statements.

                  (a) True and complete copies of the (i) audited consolidated balance sheets of the Company and its consolidated subsidiaries as of December 31, 2002 and 2001, and the related statements of income and cash flows for each of the fiscal years ended December 31, 2002, 2001 and 2000, respectively, (together with the footnotes thereto, collectively, the "Audited Financial Statements"), (ii) unaudited consolidated balance sheet of the Company and its consolidated subsidiaries as of March 31, 2003 and the related statement of income and cash flows for the three-month period ended March 31, 2003 (collectively, the "First Quarter Financial Statements" and, together with the Audited Financial Statements, the "Financial Statements"), (iii) unaudited consolidating income statement of the Inpatient, Outpatient, On-Site, Products and Services, Argosy and Corporate Divisions for the five-month period ended May 31, 2003 (the "May Financial Statements") and (iv) unaudited consolidating balance sheet of the Inpatient, Outpatient, On-Site, Products and Services, Argosy and Corporate divisions of the Company and its consolidated subsidiaries as of December 31, 2002, and the related consolidating statements of income for the fiscal year ended December 31, 2002 (the "Divisional Financial Statements") are attached hereto as Schedule 3.6 (a). The Financial Statements present fairly, in all material respects, the financial position of the Company and its consolidated subsidiaries and the results of their operations as of the respective dates and for the respective periods indicated therein and, except as disclosed in the footnotes to the Financial Statements, have been prepared in accordance with United States generally accepted accounting principles ("GAAP") consistently applied, except that the First Quarter Financial Statements have been prepared without footnotes and are subject to normal year-end audit adjustments, none of which are expected to be material in amount or nature. The Divisional Financial Statements present fairly in all material respects, in the context of the Financial Statements, the financial position of the Inpatient, Outpatient, On-Site, Products and Services, Argosy and Corporate divisions of the Company and its consolidated subsidiaries as of December 31, 2002 and the results of their operations for the 12-month period then ended. The Financial Statements and the Divisional Financial Statements have been prepared from and are in accordance with the books and records of the Company and the Company Subsidiaries, and Stockholder has provided to Buyer true and correct copies of the auditor's report relating to the Audited Financial Statements. The May Financial Statements have been prepared consistent with past practice for the preparation of monthly financial statements, are as presented to the management of the Company and include pension expense in the amount of $2,248,000.

                  (b) Except for indebtedness among the Company and the Company Subsidiaries and except as set forth on Schedule 3.6(b), neither the Company nor any Company Subsidiary has or has guaranteed any Indebtedness.

                  (c) Set forth on Schedule 3.6(c) is a true and correct list of all so-called "earn out" obligations of the Company or any Company Subsidiary.

                  (d) Set forth on Schedule 3.6(d) is a list that presents fairly, in all material respects, the total amount of net cash collections from patients and third party payors by the Company and Company Subsidiaries, on both a consolidated and consolidating (by legal entity) basis, for services rendered to patients for each of the four quarters of the fiscal year ended December 31, 2002 and the three-month period ended March 31, 2003.

                  Section 3.7       Accounts Receivable. Except as set forth on
Schedule 3.24, Note 1, all accounts receivable of the Company and the Company Subsidiaries reflected on the Balance Sheet represent, and all accounts receivable of the Company and the Company Subsidiaries outstanding on the Closing Date will represent, sales actually made or services actually performed in bona fide transactions. Except for differences related to the Company's transition to a centralized billing office and as set forth on Schedule 3.24,
Note 1, all such accounts receivable in the aggregate have been billed in accordance with past practices since March 1, 2002. Notwithstanding any other provision of this Agreement, Buyer shall not be entitled to make any claim against Stockholder in respect of the accounts receivable referred to on
Schedule 2.4(a), Note 4.

                  Section 3.8 Undisclosed Liabilities. Except (a) as and to the extent reflected or reserved against in the audited balance sheet of the Company and its consolidated subsidiaries (the "Balance Sheet") as of December 31, 2002 (the "Balance Sheet Date"), (b) liabilities (including for Taxes) which have been incurred since the Balance Sheet Date in the ordinary course of business consistent with past practices, (c) liabilities and obligations described or otherwise disclosed on, or which may arise out of contracts or agreements described or otherwise disclosed on, the Schedules to this Agreement and (d) as set forth on Schedule 3.8, there are no material liabilities or obligations of the Company and the Company Subsidiaries, secured or unsecured (whether absolute, accrued, contingent or otherwise), matured or unmatured.

                  Section 3.9 Absence of Certain Changes or Events. Since the Balance Sheet Date, the Company and Company Subsidiaries have conducted their business in the ordinary course consistent with past practice and, except as set forth in or with respect to the First Quarter Financial Statements, since the Balance Sheet Date there has not been any event, change, condition or development that, individually or in the aggregate, has had or would reasonably be expected to have a Material Adverse Effect. In addition, and without limiting the foregoing, except as set forth on Schedule 3.9 or otherwise expressly permitted or provided for by the terms of this Agreement, the Company and Company Subsidiaries have not, since the Balance Sheet Date:

                  (a) experienced any material damage, destruction or loss to or of any of their assets which are used in the operation or conduct of the Business;

                  (b) except as may be required under existing agreements or in the ordinary course of business consistent with past practice, made or agreed to make any increase in or establishment of any bonus, insurance, severance, deferred compensation, pension, retirement, profit sharing, stock option, stock purchase or other employee benefit plan, or any other increase in the compensation of any executive officer, director or employee;

                  (c) conducted their operations, or sold, purchased or transferred any material assets, other than in the ordinary course consistent with past practices;

                  (d) paid (or committed to pay) any management fee or made (or committed to make) any loan or distribution of their property or assets to Stockholder, or declared, paid or set aside for payment any dividend or distribution with respect to the Shares, or purchased or redeemed (or committed to purchase or redeem) any Shares;

                  (e) written down or cancelled any material debt or waived or released any material right or claim, except for cancellations, waivers and releases in the ordinary course of business and consistent with past practice;

                  (f) suffered any judgment with respect to, or made any settlement of, any claim, suit, action or proceeding which have had or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect;

                  (g) effected any material change in accounting practices and procedures, other than changes required as a result of changes in GAAP;

                  (h) consummated or authorized any capital expenditures for property, plant or equipment in excess of $100,000 individually or $3,000,000 in the aggregate;

                  (i) consummated any transactions with Stockholder or any of its affiliates (other than the Company or a Company Subsidiary) except for transactions of a type generally described on Schedule 3.9;

                  (j) consummated or entered into any acquisitions or dispositions of any clinics, facilities or businesses in excess of $100,000; or

                  (k)      agreed to do any of the foregoing.

                  Section 3.10      Real Property.

                  (a) Except for Permitted Liens, the Company and Company Subsidiaries own good and marketable fee title to the real property owned (as opposed to leased) and operated by the Company and Company Subsidiaries in the operation or conduct of the Business, together with all improvements, buildings and fixtures located thereon or therein (collectively, the "Fee Real Property") and good and valid leasehold interests in and to the real property leases (the "Leased Real Property" and, together with the Fee Real Property, the "Real Property"). Except for the Permitted Liens, there exist (i) no Encumbrances affecting the Leased Real Property created by, through or under the Company and Company Subsidiaries, and (ii) no Encumbrances affecting the Fee Real Property.

                  (b) Set forth on Schedule 3.10(b) is a true and complete list of all of the Real Property. Except as listed on Schedule 3.10(b), neither the Company nor any Company Subsidiary has received written notice of an outstanding violation of any applicable ordinance or other law, order, regulation or requirement relating to any material part of the Real Property or the operation thereof or written notice of condemnation, special assessment or the like, with respect thereto which, in any such case, would reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

                  (c) Schedule 3.10(c) sets forth a true and complete list of all contracts or agreements under which the Company and Company Subsidiaries are lessee, sublessee or licensee of any Real Property. The Company and Company Subsidiaries have the right to quiet enjoyment of the real properties leased by it as tenant for the full term of the lease thereof to the extent provided in each such lease. Each lease or other contract or agreement referred to in
Schedule 3.10(c) is a legal, valid, binding and enforceable obligation of the Company and Company Subsidiaries, as applicable, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights in general, or by general principles of equity. To the Knowledge of the Company, except as set forth on Schedule 3.10(c), there are no outstanding options or rights of any third person to acquire any such leased property or any interest therein. All leases, ground leases, subleases, licenses, options or other agreements of the Company and Company Subsidiaries, as applicable, as set forth in Schedule 3.10(c) are in full force and effect, and neither the Company nor any Company Subsidiary, as applicable, is in default under any such leases, ground leases, subleases, licenses, options or other agreements, and no condition exists which (with notice or lapse of time or both) would constitute a default thereunder, in each case, other than such defaults as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect. True and complete copies of all leases or other contracts or agreements listed on
Schedule 3.10(c) (including any amendments, modifications and renewal letters) have been made available for inspection by Buyer prior to the date of this Agreement.

                  Section 3.11      Material Contracts

                  (a) Schedule 3.11(a) contains a complete list of the following leases, contracts, commitments and agreements, oral or written ("Contracts"), to which the Company or any Company Subsidiary is party or by which any of its assets or properties is bound:

                  (i) all employment agreements other than "at will" employment agreements;

                  (ii)     all physician contracts;

                  (iii)    all noncompete agreements;

                  (iv) all collective bargaining or other labor or union contracts or agreements;

                  (v) all instruments relating to indebtedness for borrowed money, any note, bond, deed of trust, mortgage, indenture or agreement to borrow money, and any agreement relating to the extension of credit or the granting of an Encumbrance other than Permitted Liens, or any agreement of guarantee in favor of any person or entity other than the Company;

                  (vi) all agreements, commitments or outstanding purchase orders relating to capital expenditures involving total payments by the Company and the Company Subsidiaries of more than $100,000;

                  (vii) all agreements relating to the future disposition or acquisition of any business enterprise or any interest in any business enterprise;

                  (viii) all contracts or agreements which (A) provide for annual aggregate payments by the Company and the Company Subsidiaries in excess of $100,000 and (B) do not expire or are not terminable without substantial cost or penalty at the option of the Company within a 90-day period, excluding purchase orders made in the ordinary course of business consistent with past practice and contracts and other agreements disclosed pursuant to this Agreement;

                  (ix) all contracts or agreements which materially restrict the ability of the Company or Company Subsidiaries to conduct business of any type or in any location;

                  (x)      material powers of attorney;

                  (xi) contracts or options relating to the rental, sale or lease by the Company or a Company Subsidiary of any material asset with a value of more than $100,000, other than in the ordinary course of business;

                  (xii)    partnership or joint venture agreements;

                  (xiii) agreements with any affiliate of the Company, a Company Subsidiary or Stockholder; and

                  (xiv) material agreements, contracts or commitments for any charitable or political contribution.

                  (b) True and complete copies of the agreements set forth on Schedule 3.11(a) have been made available for inspection by Buyer prior to the date of this Agreement. All Contracts set forth on Schedule 3.11(a) are in full force and effect, and except as set forth on Schedule 3.11(b), neither the Company nor any Company Subsidiary, as applicable, is in default or has received written notice of such a default under any Contract listed on Schedule 3.11(a) and, to the Knowledge of the Company, no other party thereto is in default thereunder, other than, in each case, any failure to be in full force and effect and any such defaults as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

Except as set forth on Schedule 3.11(b), no consents are required under any Contract as a result of the sale and transfer of the Shares from Stockholder to Buyer.

                  Section 3.12 Intellectual Property. Schedule 3.12 contains a complete list of all United States and foreign trademarks, service marks and trade names (whether registered or not), and all applications for registration of the foregoing, patents and patent applications and registered copyrights, including, without limitation, computer software and proprietary or sui generis databases (all of the foregoing, "Intellectual Property"), in each case used in the Business and owned by or licensed to the Company or any Company Subsidiary, other than off-the-shelf commercial software licensed to the Company or any Company Subsidiary. To the Knowledge of the Company, all of the patents, trademark and service mark registrations, copyright registrations and domain name registrations, in each case used in the Business and owned by the Company or any Company Subsidiary, are valid and in full force, are held of record in the name of the Company or the applicable Company Subsidiary and are not the subject of any cancellation or reexamination proceeding or any other proceeding challenging their extent or validity. To the Knowledge of the Company, no opposition, extension of time to oppose, interference, rejection or refusal to register has been received in connection with any patent or trademark application used in the Business and owned by the Company or any Company Subsidiary. Except as set forth on Schedule 3.12, to the Knowledge of the Company, there is no infringement, misuse or misappropriation, actual or claimed, by the Company or any Company Subsidiary of any Intellectual Property owned by others, or by others of any Intellectual Property owned by the Company or any Company Subsidiary and used in the Business. Except as would not reasonably be expected to have a Material Adverse Effect or as set forth on
Schedule 3.12, all Intellectual Property, processes, formulae, inventions, know-how, ideas or concepts, in each case, used in the Business, which are necessary to, or are being used in, the advertising or sale by the Company or a Company Subsidiary of the products or services now being produced or provided by such company are either (a) owned by the Company or a Company Subsidiary, free and clear of any title defects or Encumbrances (other than Permitted Liens), and, to the Knowledge of the Company, no third party has claimed rights adverse to the Company and any Company Subsidiary or (b) the subject of a license or agreement pursuant to which the Company or a Company Subsidiary has been granted the right to make such uses thereof. Neither the Company nor any Company Subsidiary, as applicable, is in default under any agreement pursuant to which such company is licensing Intellectual Property of a third party or granting licenses to its own Intellectual Property, other than such defaults as would not reasonably be expected to have a Material Adverse Effect. Except for scheduled or routine maintenance, the information technology systems of the Company and/or any Company Subsidiary that are necessary for the operation of the Business are, taken as a whole, available for use in the Business during normal working hours of the Business. The Company and the Company Subsidiaries have taken commercially reasonable steps to provide for the back-up and recovery of the critical business data of the Business that is in electronic form (including such data that is stored on magnetic or optical media in the ordinary course of the Business).

                  Section 3.13 Litigation. Except as set forth on Schedule 3.13, there are no actions, suits, claims, proceedings or investigations pending or, to the Knowledge of the Company, threatened against the Company or any Company Subsidiary or any of the property or rights of the Company or any Company Subsidiary, nor any outstanding monetary judgments, orders, writs, injunctions or decrees of any Governmental Agency against the Company or any

Company Subsidiary which would result in liability to the Company or the Company Subsidiaries in excess of $25,000 (whether or not insured) or that would materially affect or delay the Company's or any Company Subsidiary's performance of this Agreement. There are no material, non-monetary orders, writs, injunctions or decrees of any Governmental Agency outstanding against the Company or any Company Subsidiary. This Section 3.13 does not relate to environmental, employee benefits, Tax or Medicare, Medicaid or other healthcare matters, such matters being the subject of Sections 3.14(b), 3.15, 3.17 and 3.20-3.25 of this Agreement, respectively.

                  Section 3.14      Compliance with Law; Governmental Approvals.

                  (a) The Business is, and has been for the two years immediately preceding the date of this Agreement, conducted in compliance in all material respects with all applicable statutes, laws, ordinances, rules, orders and regulations. The Company and Company Subsidiaries hold all licenses, permits, certificates (including, without limitation, certificates of need), registrations, franchises, authorizations and other approvals (collectively, "Approvals") necessary for the conduct of the Business under and pursuant to all applicable statutes, laws, ordinances, rules and regulations of all Governmental Agencies, except where the failure to hold such licenses, permits, certificates, registrations, franchises, authorizations and such other approvals would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect. This Section 3.14(a) does not relate to environmental, employee benefits, Tax or Medicare, Medicaid or other healthcare matters, which are subject to Sections 3.14(b), 3.15, 3.17 and 3.20-3.25, respectively, of this Agreement.

                  (b)      Except as set forth on Schedule 3.14(b):

                  (i) the Company and Company Subsidiaries are and the Business is (and have been for the two years immediately preceding the date of this Agreement) conducted in compliance with all applicable statutes, laws, ordinances, orders, rules and regulations relating to protection of human and worker health and safety and the environment ("Environmental Laws"), except for such noncompliance as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect;

                  (ii) the Company and Company Subsidiaries possess and are (and have been for the two years immediately preceding the date of this Agreement) in compliance with all permits, licenses, franchises, approvals or authorizations from all Governmental Agencies required under Environmental Laws ("Environmental Permits") for the operation or conduct of the Business, except for such lack of possession and noncompliance as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect;

                  (iii) During the preceding five year period, and prior to the five year period for matters that have not been fully resolved or that were resolved and resulted in losses in excess of $25,000, no notice, citation, summons or request for information has been issued to, no penalty has been assessed against, no judgment, decree or order is outstanding against and, to the Knowledge of the Company, no investigation is pending or threatened against the Company or any Company Subsidiary by any Governmental

         Agency or any other party with respect to (A) any alleged violation of any Environmental Law, (B) any alleged failure to have or be in compliance with any Environmental Permit or (C) any request for information or allegation regarding liability or potential liability under CERCLA (as hereinafter defined) or any similar state Environmental Law imposing such liability or (D) except as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, any use, possession, generation, treatment, storage, recycling, transportation or disposal or arrangement for disposal (collectively "Management") or the Release (as defined below) of any hazardous or toxic or polluting substance, material or waste, contaminant or pollutant, including, without limitation, petroleum products, polychlorinated biphenyls ("PCBs"), asbestos containing materials ("ACMs"), medical, infectious or chemotherapeutic wastes and radioactive materials ("Hazardous Substances");

                  (iv) no PCBs, or, following the implementation of the ACM Abatement Plan (as defined in Section 5.26) and the issuance of the Completion Certificate (as defined in Section 5.26) as set forth in
         Section 5.26, ACMs, or underground storage tanks containing Hazardous Substances are present at any property currently owned, operated or leased by the Company or any Company Subsidiary and no PCBs or ACMs were present at any property formerly owned, operated or leased by the Company or any Company Subsidiary at the time of its ownership, operation or lease of such property, in either case which requires removal, closure, abatement, retrofilling or special management under applicable Environmental Laws, except for such requirements as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect. Schedule 3.14(b) lists all above ground or underground storage tanks used to store Hazardous Substances at any property currently owned by the Company or any Company Subsidiary and, with respect to any such tanks for which the Company or any Company Subsidiary is responsible, at any property currently operated or leased by the Company or any Company Subsidiary;

                  (v) no Hazardous Substance Managed by the Company or any Company Subsidiary has come to be located on any site which is listed or proposed for listing on the National Priorities List or Comprehensive Environmental Response Compensation Liability Information System under the Comprehensive Environmental Response Compensation and Liability Act, as amended ("CERCLA") or any similar list or which is the subject of federal, state or local enforcement actions or other actions which may lead to claims against the Company or any Company Subsidiary for clean-up costs, remedial work, damages to natural resources or for personal injury claims, including, but not limited to, claims under CERCLA, except for such listings or claims as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect;

                  (vi) no Hazardous Substance has been or is threatened to be released, spilled, leaked, discharged, disposed of, pumped, emitted, emptied, injected, leached, dumped or allowed to escape ("Release" or "Released") at, on, about or under any property currently owned, operated or leased by the Company or any Company Subsidiary and no Hazardous Substance was Released at, on, about or under any property formerly owned, operated or leased by the Company or any Company Subsidiary at the time of its ownership, operation or lease of such property, except for such Releases and threatened Releases as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect;

                  (vii) except as required by ISRA, no consent, approval, authorization or filing is required under any applicable Environmental Law in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby; and

                  (viii) this Section 3.14(b) is the sole and exclusive representation and warranty relating to Environmental Laws.

                  (c) The Company has directed Buyer to and made available to Buyer copies of any material environmental inspections, investigations, studies, audits, tests, reviews or other analyses conducted by or on behalf of the Company or any Company Subsidiary or, to the Knowledge of the Company, in any of their possession or control which relate to or are in connection with the Company, the Company Subsidiaries, the Business and any properties currently or formerly owned, operated or leased by the Company or any Company Subsidiary.

                  (d) Schedule 3.14(d) sets forth a true and correct list of those Approvals from Medicare, Medicaid and all state health agencies held by the Company and each Company Subsidiary which are required to operate the Company's and each Company Subsidiary's facilities.

                  Section 3.15      Employee Benefit Plans.

                  (a) Schedule 3.15 contains a list of all "employee benefit plans" (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), and all other employee compensation and fringe benefit plans or arrangements (including, without limitation, all stock compensation plans and bonus and incentive plans) maintained or contributed to by the Company or with respect to which the Company has any liability for the benefit of its employees or former employees (collectively, the "Employee Plans").

                  (b) Except as disclosed on Schedule 3.15, each Employee Plan has been operated and administered in all material respects in compliance with its terms and applicable requirements of ERISA and the Code.

                  (c) A nonexempt "prohibited transaction" (within the meaning of Section 4975 of the Code or Section 406 of ERISA) has not occurred with respect to an Employee Plan, except as would not reasonably be expected to subject the Company to any material tax, penalty or liability.

                  (d) No material liability under Subtitle C or D of Title IV of ERISA has been or is expected to be incurred by the Company or any other employer that is, or at any relevant time was, together with the Company, treated as a "single employer" under section 414(b), 414(c) or 414(m) of the Code (an "ERISA Affiliate") with respect to any ongoing, frozen or terminated "single-employer plan," within the meaning of Section 4001(a)(15) of ERISA, currently or formerly maintained by any of them. No "accumulated funding deficiency" as defined in Section 412 of the Code (whether or not waived) has been incurred with respect to any ongoing, frozen or terminated single-employer plan maintained by the Company or any ERISA Affiliates that has not been satisfied in full. Nether the Company nor any ERISA Affiliate has participated in, or otherwise incurred any liability with respect to, any multiemployer plan (as defined in Section 3(37) of ERISA) during any period with respect to which any relevant statute of limitations remains open. Except as may be disclosed in
Schedule 3.15, all contributions to, and payments from, the Employee Plans which may have been required to be made in accordance with the Employee Plans and, when applicable, Section 302 of ERISA or Section 412 of the Code, have been timely made in all material respects.

                  (e) With respect to each Employee Plan, true and complete copies of the following documents have been made available for inspection by Buyer prior to the date of this Agreement, to the extent in each case that such documents exist: (i) current plan documents, plan amendments, and any other documents that establish the existence of the plan or arrangement, including any funding instruments; (ii) current summary plan descriptions and summaries of material modifications, if any; (iii) the most recent tax qualified determination letters, if any, received from (or applications pending with) the IRS; and (iv) the most recent Form 5500 Annual Reports.

                  (f) The Company and each ERISA Affiliate have complied in all material respects with the notice and continuation coverage requirements of section 4980B of the Code and the regulations thereunder with respect to each Employee Plan that is, or was during any taxable year of the Company or any ERISA Affiliate for which the statute of limitations on the assessment of federal income taxes remains open, by consent or otherwise, a group health plan within the meaning of section 5000(b)(1) of the Code.

                  (g) Except as indicated on Schedule 3.15, all of the Employee Plans which are pension benefit plans have received determination letters from the IRS to the effect that such plans and their related trusts are qualified and exempt from federal income taxes under sections 401(a) and 501(a), respectively, of the Code, as amended; and no determination letter with respect to any Employee Plan has been revoked nor has the Company received notice of threatened revocation, nor has any Employee Plan been amended, or failed to be amended, since the date of its most recent determination letter in any respect that would adversely affect its qualification or materially increase its cost nor has any Employee Plan been amended in a manner that would require security to be provided in accordance with section 401(a)(29) of the Code.

                  (h) Except as set forth on Schedule 3.15, there are no pending investigations by any Governmental Agency involving the Employee Plans, no termination proceedings by any Governmental Agency involving the Employee Plans, and no pending, or to the Knowledge of the Company, threatened claims, suits or proceedings against any Employee Plan or asserting any rights or claims to benefits under any Employee Plan which would give rise to any material liability (except for claims for benefits payable in the normal operation of the Employee Plans). Except as set forth on Schedule 3.15, there are no outstanding monetary judgments, orders, writs, injunctions or decrees of any Governmental Agency against the Company or any Company Subsidiary involving the Employee Plans which would result in liability to the Company or the Company Subsidiaries in excess of $25,000 (whether or not covered by insurance) or that would materially affect or delay the Company's or any Company Subsidiary's performance of this Agreement. There are no material, non-monetary orders, writs, injunctions or decrees of any Governmental Agency outstanding against the Company or any Company Subsidiary with respect to any Employee Plans.

                  Section 3.16 Compensation. Set forth on Schedule 3.16 hereto is a list of all agreements, plans or arrangements by which the Company or any Company Subsidiary is bound with regard to (a) compensation, bonus or incentive, in each case in excess of $100,000, (b) stock option, stock purchase, severance pay or retention bonuses and (c) any payment contingent on the consummation of the transactions contemplated in this Agreement, in each case other than any agreements, plans or arrangements set forth on Schedule 3.11(a) or Schedule 3.15 hereto.

                  Section 3.17      Taxes.

                  (a) Except as indicated on Schedule 3.17, (i)(A) each material Tax Return required to be filed by or on behalf of or including the Company or any Company Subsidiary has been timely filed (taking into account extensions) and (B) all such Tax Returns were true and complete in all material respects, (ii) all Taxes shown on such Tax Returns have been timely paid, (iii) neither the Company nor any Company Subsidiary is currently the beneficiary of any extension of time within which to file any Tax Return, (iv) with respect to Taxes of, or Tax Returns filed by or on behalf of, or including, the Company or any Company Subsidiary, no statute of limitations on assessment has been waived and no extension of time with respect to assessment has been requested or received, (v) the Balance Sheet reflects an adequate reserve for all material Taxes payable by the Company and Company Subsidiaries for taxable periods and portions thereof accrued through December 31, 2002, (vi) neither the Company nor any Company Subsidiary is under, or has received notification of any audit, investigation or similar proceedings relating to Taxes and neither the Company nor any Company Subsidiary is a party to any litigation relating to Taxes, (vii) neither the Company nor any Company Subsidiary has been a member of a group of corporations filing a consolidated, combined or unitary Tax Return other than a group of which the Company was the common parent, (viii) the Company and each Company Subsidiary is not bound by any tax sharing, tax indemnity or similar agreement with respect to Taxes, (ix) the Company and each Company Subsidiary has not ever (A) been the subject of a Tax ruling that would have continuing effect after the Closing Date, (B) been the subject of a closing agreement or the settlement or resolution of a dispute with any Governmental Agency with respect to Taxes that would have continuing effect after the Closing Date or (C) granted a power of attorney with respect to any Tax matters that would have continuing effect after the Closing Date, (x) there is no consent under Section 341(f) of the Code in effect with respect to the Company or any Company Subsidiary and (xi) the Company and each Company Subsidiary is not required to make any adjustment under Section 481 of the Code for any taxable period following the Closing Date (or under comparable provisions of state, local or foreign law) by reason of a change in accounting method or otherwise. The Stockholder has made available for inspection by Buyer true and complete copies of all Tax Returns filed with respect to the Company or the Company Subsidiaries for all taxable periods beginning after December 31, 1998, and will, upon request, make available for inspection by Buyer true and complete copies of any other Tax Returns filed with respect to the Company or the Company Subsidiaries for which the statute of limitations for assessment of Tax has not expired.

                  (b) The Company and each Company Subsidiary has complied in all material respects with all legal requirements relating to the withholding and payment of Taxes, including requirements relating to employee wage withholding.

                  Section 3.18 Insurance. Schedule 3.18 contains a true and complete list of all insurance policies or binders of insurance or programs of self-insurance maintained by or on behalf of the Company or Company Subsidiaries and/or the properties leased by the Company or Company Subsidiaries, as the case may be, in effect for policy periods beginning on or after July 1, 2002 indicating for each policy the carrier, risks insured, the amounts of coverage, deductible, premium rate, cash value if any, whether such policy is on an "occurrence" or "claims made" basis, expiration date and whether the program was retrospectively rated. All such policies are in full force and effect. True and complete copies of all such insurance policies and binders have been made available for inspection by Buyer prior to the date of this Agreement. The coverage under each such policy and binder is in full force and effect, and no written notice of cancellation or non-renewal has been received by the Company or any Company Subsidiary, except as set forth on Schedule 3.18. To the Knowledge of the Company, the Company and Company Subsidiaries, as the case may be, are not in material default under any of such policies. Except as set forth on Schedule 3.18, all installments for premiums under such policies are current. No insurance company has issued a reservation of rights or denial of coverage for any claim currently pending against the Company or any Company Subsidiary, except as set forth on Schedule 3.18. Since January 1, 2002, neither the Company nor any Company Subsidiary has been refused any insurance. Except as disclosed on Schedule 3.18, neither the Company nor any Company Subsidiary is now, nor will in the future be obligated to pay any retrospectively rated premiums, deductible amounts or self-insured retentions in connection with any insurance policies. Since January 1, 2002, to the Company's Knowledge, there has not been any failure to present any material claim under any such policy in a timely fashion or in the manner or detail required by the policy. Catherine Wiggins is the corporate risk manager of the Company, is the employee of the Company to whom all material incident reports are required by corporate policy and procedure to be sent and such person does not delegate the responsibility for receipt of such reports.

                  Section 3.19 Labor Relations and Employment. There is no labor strike or material labor dispute, slowdown, stoppage or lockout pending, or to the Knowledge of the Company, threatened against or affecting the Company or any Company Subsidiary. To the Knowledge of the Company, there are no union claims to represent the employees of the Company or any Company Subsidiary, and there are no current union organizing activities among the employees of the Company or any Company Subsidiary. Neither the Company nor any Company Subsidiary is a party to or bound by any collective bargaining or similar agreement with any labor organization, or work rules or practices agreed to with any labor organization or employee association, applicable to employees of the Company or such Company Subsidiary, as the case may be. Except as set forth on
Schedule 3.19, neither the Company nor any Company Subsidiary has experienced any material work stoppage, strike, slowdown or, to the Knowledge of the Company, union organizational efforts since January 1, 1999.

                  Section 3.20      Medicare Participation/Accreditation.

                  (a) The Company and each Company Subsidiary, as applicable, are qualified for participation in the Medicare, Medicaid, CHAMPUS and TRICARE programs, have current and valid provider contracts with such programs and are, and have been, in compliance in all material respects with the conditions of participation in such programs with respect to each participating location, except as set forth on Schedule 3.20. Set forth on Schedule 3.20 are all of the Company's and the Company Subsidiaries' provider numbers, a list of the outpatient clinics, hospitals or contracts that are billing for services utilizing such provider numbers and the type of designation of such facility or service billed. Except as set forth on Schedule 3.20, neither the Company nor any Company Subsidiary has received any written notice from any of the Medicare, Medicaid, CHAMPUS or TRICARE programs, of any pending or threatened investigation or survey, and neither the Company nor any Company Subsidiary has reason to believe that any such investigation or survey is pending or threatened, other than that which would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

                  (b) Neither the Company nor any Company Subsidiary has received notice of any pending or threatened investigation or inquiry (other than routine surveys and audits that have not resulted in an investigation or inquiry) from any governmental agency, fiscal intermediary, carrier or similar entity that enforces or administers the statutory or regulatory provisions in respect of any governmental health care program. There are no outstanding judgments orders, writs, injunctions or decrees of any Governmental Agency in respect of any governmental health care program against the Company or any Company Subsidiary which would result in liability to the Company or the Company Subsidiaries in excess of $25,000 (whether or not covered by insurance) or that would materially affect or delay the Company's or any Company Subsidiary's performance of this Agreement. There are no material, non-monetary orders, writs, injunctions or decrees of any Governmental Agency outstanding in respect of any governmental health care program against the Company or any Company Subsidiary.

                  Section 3.21 Cost Reports and Other Filings. Except as set forth on Schedule 3.21, each cost report and other required claims and governmental filings ("Filings") with respect to Medicare and each state Medicaid program in which they participate required to be filed by or on behalf of the Company or a Company Subsidiary on or prior to the Closing Date has been or will be timely filed and all amounts shown on such cost reports as owed by the Company or a Company Subsidiary have been or will be paid timely. All of such Filings were, when filed or as they have been subsequently amended, true and complete in all material respects. The Company has made available for inspection by Buyer prior to the date of this Agreement each such Filing.
Schedule 3.21 lists the Medicare and Medicaid cost reports filed by the Company and the Company Subsidiaries for any period after December 31, 1996 for which the Company or any Company Subsidiary could be liable. Schedule 3.21 sets forth which of such cost reports have been audited and finally settled, audited but not finally settled and neither audited nor settled, and a brief description of any and all notices of program reimbursement, proposed or pending audit adjustments, disallowances, appeals of disallowances, and any and all other unresolved claims or disputes in respect of such cost reports. There is no basis for any claims against the Company or any Company Subsidiary by any third-party payors other than routine Medicare and Medicaid audit adjustments which adjustments have not had and would not reasonably be expected to have a Material Adverse Effect. Neither the Company nor any Company Subsidiary has received any written notice that Medicare or Medicaid has any claims against it which could result in offsets against future reimbursement in excess of that provided for in the Balance Sheet.

                  Section 3.22 Exclusion. To the Knowledge of the Company and the Company Subsidiaries, neither the Company nor any Company Subsidiary employs or contracts with any person who has been excluded from participation in a federal health care program (as defined in 42 U.S.C. Section 1320a-7b(f)) where such action could reasonably serve as a basis for the Company's or any Company Subsidiary's suspension or exclusion from the Medicare or any state Medicaid program.

                  Section 3.23      Federal Health Care Programs.

                  (a) Neither the Company, any Company Subsidiary, any affiliate nor any person who has a direct or indirect ownership interest (as those terms are defined in 42 C.F.R. Section 1001.1001(a)(2)) in the Company or any Company Subsidiary of 5% or more, or who has an ownership or control interest (as defined in Section 1124(a)(3) of the Social Security Act or any regulations promulgated thereunder) in the Company or any Company Subsidiary, or who is an officer, director, agent or managing employee (as defined in 42 C.F.R.
Section 1001.1001(a)(i)): (a) except as set forth on Schedule 3.23, has had a civil monetary penalty assessed against it under Section 1128A of the Social Security Act or any regulations promulgated thereunder; (b) has been excluded from participation under any federal health care program; or (c) has been convicted (as that term is defined in 42 C.F.R. Section 1001.2) of any of the categories of offenses as described in the Social Security Act Section 1128(a) and (b)(1), (2), (3) or any regulations promulgated thereunder.

                  (b) All home office cost reports filed by the Company and each Company Subsidiary are true and complete and the costs contained in such reports are appropriately included therein and have been properly allocated among the Company and each Company Subsidiary and businesses in accordance with Medicare and Medicaid rules and regulations.

                  (c) To the Knowledge of the Company, no action is pending or threatened to suspend, limit or terminate the status of the Company or any Company Subsidiary as a provider in any federal health care program. Except as set forth on Schedule 3.23, neither the Company nor any Company Subsidiary has received notice that a third party private payor intends to terminate or fail to renew any contractual arrangement with the Company or any Company Subsidiary from which the Company derived more than $100,000 in revenue during 2002.

                  Section 3.24 Billing; Gratuitous Payments. Except as set forth in Schedule 3.24, all billing by, or on behalf of, the Company or any Company Subsidiary to third-party payors, including, but not limited to, Medicare, Medicaid and private insurance companies has been true and complete in all material respects. Neither the Company nor any Company Subsidiary has received any notice from any third-party payor, including but not limited to, Medicare or Medicaid, that indicates that Buyer could not continue to bill in substantially the same manner and structure as the Company or any Company Subsidiary is billing on the date hereof.

                  Section 3.25 Reimbursement Matters. Except as disclosed on Schedule 3.25, for the previous three years, the Company and the Company Subsidiaries have not received any written notice of denial of payment or overpayment of a material nature from a federal health care program or any other third party reimbursement source (inclusive of managed care organizations) with respect to items or services provided by the Company and/or any Company Subsidiary, other than those which have been finally resolved in any settlement for an amount less than $100,000. Neither the Company nor any Company Subsidiary is subject to (i) a "focused review" of claims by Medicare or (ii) a "Corporate Integrity Agreement" or similar government - mandated compliance program.

                  Section 3.26 No Criminal Proceedings. Except as set forth on Schedule 3.26, there are no pending actions, charges, indictments or investigations of the Company or any Company Subsidiary or, with respect to their employment with the Company or any Company Subsidiary, their agents, officers or employees which involve allegations of criminal violations by the Company or any Company Subsidiary or their agents, officers or employees acting on behalf of the Company or any Company Subsidiary of any federal, state or local statute, law or ordinance, including, without limitation, Medicare or Medicaid.

                  Section 3.27 Bank Accounts. Schedule 3.27 sets forth a list of all bank and securities accounts and lockboxes maintained by the Company or any Company Subsidiary.

                  Section 3.28 Brokers or Finders. Except for J.P. Morgan Securities, Inc. ("JPMorgan") and Lehman Brothers Inc., whose fees shall be paid by the Company (provided that any such payment results in a reduction of Closing Date Working Capital) or Stockholder, no broker, finder or investment banker is entitled to any fee or commission from the Company, any Company Subsidiary or Stockholder for services rendered on behalf of the Company, any Company Subsidiary or Stockholder in connection with the transactions contemplated by this Agreement.

B.       Representations and Warranties of Stockholder.

                  Stockholder represents and warrants to Buyer as follows:

                  Section 3.29      Organization of Stockholder.

                  (a) Stockholder is a not-for-profit corporation duly organized, validly existing and in good standing under the laws of the State of New Jersey with requisite corporate power and authority to enter into and perform this Agreement.

                  (b) True and complete copies of the certificate of incorporation and by-laws of Stockholder as in effect on the date of this Agreement have been made available for inspection by Buyer prior to the date of this Agreement. Such certificate of incorporation and by-laws are in full force and effect.

                  Section 3.30 Ownership. Stockholder owns beneficially and of record the Shares, and has the right, power and authority to sell, convey, transfer and deliver such Shares as provided in this Agreement. Upon delivery and payment for the Shares owned by Stockholder as provided herein, there shall be vested in Buyer good and valid title to such Shares, free and clear of all Encumbrances. Except for the Company and the Company Subsidiaries and as set forth on Schedule 3.30, Stockholder does not own, directly or indirectly, any capital stock or other equity securities of any corporation nor has any direct or indirect equity or ownership interest in any partnership, joint venture or other business association or entity that is currently in a business which is substantially similar to the Business.

                  Section 3.31      Authority.

                  (a) Stockholder has the authority to execute, deliver and perform this Agreement, the Affiliation and Services Agreement, the Lease Agreement and the Intellectual Property Agreement, and no other acts or other proceedings on the part of Stockholder are necessary to authorize this Agreement, the Affiliation and Services Agreement, the Lease Agreement, the Intellectual Property Agreement or the transactions contemplated hereby by Stockholder. This Agreement has been duly executed and delivered by Stockholder and (assuming the due authorization, execution and delivery by Buyer) constitutes the legal, valid and binding obligation of Stockholder, enforceable against Stockholder in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights in general, or by general principles of equity.

                  (b) Neither the execution and delivery by Stockholder of this Agreement nor the consummation of the transactions contemplated hereby nor compliance with any of the provisions hereof by Stockholder will (i) violate or conflict with any provision of the Certificate of Incorporation or By-laws of Stockholder, (ii) violate or conflict with, or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in the creation of any Encumbrance upon any of the assets of Stockholder under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, sublease, option, agreement or other instrument or obligation to which Stockholder is a party, or by which it or its assets may be bound or affected, or (iii) violate any order, writ, injunction, decree, statute, rule or regulation applicable to Stockholder or any of its respective assets except, in the case of clauses (ii) and (iii) above, for such violations, conflicts, breaches or defaults which would not prohibit or materially and adversely restrict or delay the consummation of the transactions contemplated hereby. Except as set forth on Schedule 3.31(b), no consent or approval by, notice to or registration with any Governmental Agency, other than the filing of a Notification and Report Form with the Federal Trade Commission and the Department of Justice and the termination or expiration of the related waiting period, is required on the part of Stockholder prior to the Closing Date in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

                  Section 3.32 Litigation. There are no actions, suits, claims, proceedings or investigations pending or, to the Knowledge of Stockholder, threatened against Stockholder, nor any outstanding judgments, orders, writs, injunctions or decrees of any Governmental Agency against Stockholder which seek to prohibit or materially and adversely restrict or delay the consummation of the transactions contemplated hereby or would materially and adversely affect the ability of Stockholder to consummate the transactions contemplated hereby.

                  ARTICLE 4.        REPRESENTATIONS AND WARRANTIES OF BUYER.

                  Buyer hereby represents and warrants to the Company and Stockholder as follows:

                  Section 4.1 Organization of Buyer. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation with requisite corporate power and authority to enter into and perform this Agreement, to own, lease and operate its properties and to carry on its business as now being conducted therein, and is duly qualified to do business as a foreign corporation in each jurisdiction in which the failure to be so qualified would prohibit or materially and adversely restrict or delay the consummation of the transactions contemplated hereby.

                  Section 4.2       Authority.

                  (a) The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby by Buyer have been duly authorized by requisite corporate action, and no other acts or other proceedings on the part of Buyer are necessary to authorize this Agreement or the transactions contemplated hereby. This Agreement has been duly executed by Buyer and (assuming the due authorization, execution and delivery hereof and thereof by the Company and Stockholder) constitutes the legal, valid and binding obligation of Buyer, enforceable against Buyer in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights in general, or by general principles of equity.

                  (b) Neither the execution and delivery by Buyer of this Agreement nor the consummation of the transactions contemplated hereby nor compliance with any of the provisions hereof by Buyer will (i) violate or conflict with any provision of the charter or By-laws or other similar organizational and operational documents of Buyer or any of its Subsidiaries,
(ii) violate or conflict with, or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in the creation of any Encumbrance upon any of the assets of Buyer or any of its Subsidiaries under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, sublease, option, agreement or other instrument or obligation to which Buyer or any of its Subsidiaries is a party, or by which it or any of its Subsidiaries or any of the assets of Buyer or any of its Subsidiaries may be bound or affected, or (iii) violate any order, writ, injunction, decree, statute, rule or regulation applicable to Buyer or any of its Subsidiaries or any of the assets of Buyer or any of its Subsidiaries except, in the case of clauses (ii) and (iii) above, for such violations, conflicts, breaches or defaults which would not prohibit or materially and adversely restrict or delay the consummation of the transactions contemplated hereby. Except as set forth on Schedule 4.2(b), no consent or approval by, notice to or registration with any Governmental Agency other than the filing of a Notification and Report Form with the Federal Trade Commission and the Department of Justice and the termination or expiration of the related waiting period, is required on the part of Buyer prior to the Closing Date in connection with the execution and delivery of this Agreement, or the consummation of the transactions contemplated hereby.

                  Section 4.3 Funding. Buyer has cash available or has one or more fully executed commitment letters with respect to borrowing facilities (true and complete copies of which have been provided to Stockholder prior to the date of this Agreement) which, upon funding in accordance with such commitment letters, together with its available cash, will be sufficient to enable it to consummate the transactions contemplated by this Agreement.

                  Section 4.4 Litigation. There are no actions, suits, claims, proceedings or investigations pending or, to the Knowledge of Buyer, threatened against Buyer, nor any outstanding judgments, orders, writs, injunctions or decrees of any Governmental Agency against Buyer or any of its Subsidiaries, which seek to prohibit or materially restrict or delay the consummation of the transactions contemplated hereby or would materially and adversely affect the ability of Buyer or any of its Subsidiaries to consummate the transactions contemplated hereby.

                  Section 4.5 Investment Representation; Business Investigation. Buyer is acquiring the Shares for its own account, for investment purposes only and not with a view to the distribution of the Shares. Buyer (a) fully understands the nature, scope and duration of the limitations on transfer applicable to the Shares, (b) can bear the economic risk of an investment in the Shares, (c) understands that the Shares (i) have not been registered under the Securities Act or under any state securities law, (ii) are being sold to Buyer in reliance on exemptions from the registration requirements of the Securities Act and such state securities laws, (iii) are "restricted securities" within the meaning of Rule 144 under the Securities Act and (iv) may not be sold, transferred or otherwise disposed of unless subsequently registered under the Securities Act and applicable state securities laws or unless an exemption from registration is then available and (d) is an "accredited investor" as such term is defined under Rule 501(a) of the Securities Act.

                  Section 4.6 Brokers or Finders. Buyer has not entered into and will not enter into any agreement, arrangement or understanding with any person or firm which will result in the obligation of the Company or Stockholder to pay any finder's fee, brokerage commission or similar payment in connection with the transactions contemplated hereby.

                  ARTICLE 5.        CERTAIN UNDERSTANDINGS AND AGREEMENTS.

                  Section 5.1       Conduct of Business.

                  (a) From the date of this Agreement to the Closing Date, the Company shall use commercially reasonable efforts to conduct the Business, and to cause the Company Subsidiaries to conduct the Business, in the ordinary course consistent with past practice, to preserve their business organizations intact, keep available the services of their officers and employees and maintain satisfactory relationships with suppliers, customers and others having business relationships with it. Without limiting the foregoing, except as set forth on
Schedule 5.1 or expressly permitted or provided for by the terms of this Agreement, the Company will not, and will cause the Company Subsidiaries not to, do any of the following without the prior written consent of Buyer (which consent shall not be unreasonably withheld or delayed):

                  (i) amend its Certificate of Incorporation, By-laws or other similar organizational and operational documents;

                  (ii) redeem or otherwise acquire any shares of its capital stock, equity securities or other equity interests or issue any capital stock or any option, warrant or right relating thereto or any securities convertible into or exchangeable for any shares of capital stock, equity securities or other equity interests;

                  (iii) declare, set aside or pay any dividends or make any other distributions in respect of any of its capital stock or any other equity interests (other than from a Company Subsidiary to another Company Subsidiary or to the Company);

                  (iv) adopt or amend any employee benefit plan or collective bargaining agreement, except as may be, and to the extent, required by law;

                  (v) incur or assume any liabilities for borrowed money or obligations for borrowed money (i) in the aggregate in excess of $500,000 in the ordinary course of business or (ii) outside of the ordinary course of business;

                  (vi) permit, allow or suffer any of its material assets, leases or lease property to be subject to any Encumbrance, other than Permitted Liens;

                  (vii) cancel any material indebtedness or waive any claims or rights of substantial value;

                  (viii) pay, loan or advance any amount to, or sell, transfer or lease any of its material assets to, or enter into any agreement or arrangement with Stockholder, except for transactions of a type generally described on Schedule 3.9 or as contemplated by Schedule 3.11(a), Note 13;

                  (ix) make any material change in any method of accounting or accounting practice or policy other than those required by GAAP;

                  (x) acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof;

                  (xi) acquire or agree to acquire any assets (A) outside the ordinary course of business or (B) in excess of $100,000 in the aggregate (in each case, excluding capital expenditures, which are described under subsection (xviii) hereof);

                  (xii) sell, lease or otherwise dispose of, or agree to sell, lease or otherwise dispose of, any of its assets having an aggregate value in excess of $100,000 (excluding sales of inventory in the ordinary course of business consistent with past practices);

                  (xiii) amend, revise, renew or terminate any material contract, lease, sublease, option or other agreement to which the Company or a Company Subsidiary may be a party, which requires payments by the Company and/or any Company Subsidiary of more than $100,000 in a single year, in each case other than with respect to Real Property;

                  (xiv) enter into or renew any employment, labor, consulting or service contract, except in the ordinary course of business;

                  (xv) enter into any employment, labor, consulting or service contract, arrangement or commitment which is not terminable at will, without penalty or continuing obligation to the Company;

                  (xvi) initiate or settle any litigation to which the Company or a Company Subsidiary is a party that is not fully covered by insurance;

                  (xvii) except pursuant to commitments existing on the date hereof, (A) make or grant pay raises or bonuses to employees of the Company or any Company Subsidiary (other than any executive officer thereof), except in the ordinary course of business consistent with past practices and in no event for any pay raises in excess of 3% of such employee's salary at such time, (B) make or grant pay raises or bonuses to any executive officer of the Company or any Company Subsidiary or (C) make or grant awards of severance to any officer, employee or director of the Company or any Company Subsidiary;

                  (xviii) make any commitments for capital expenditures for additions to property, plant or equipment in excess of $100,000 in the aggregate;

                  (xix) fail to use its reasonable efforts to (i) preserve its present business organization intact, (ii) keep available to Buyer the services of the present officers and employees of the Company and the Company Subsidiaries and (iii) preserve present relationships with entities or persons having business dealings with it;

                  (xx) fail to pay premiums under existing insurance policies as required;

                  (xxi) (i) open any new clinic or purchase or sell any clinic or (ii) close any clinic without providing to Buyer five days prior notice;

                  (xxii)   enter into or renew any real property lease; or

                  (xxiii)  agree to any of the foregoing.

                  (b) The Company will provide written notice to Buyer of any contemplated action or inaction that would require Buyer's prior written consent pursuant to this Section 5.1, which notice will describe in reasonable detail the requested action or inaction. The Company will promptly provide Buyer with such additional information as Buyer may reasonably request in connection with its determination whether or not to consent thereto. Within three business days following Buyer's receipt of any such notice, Buyer shall inform the Company in writing as to whether Buyer consents or does not consent to the contemplated action or inaction. If Buyer takes no action in writing with respect to such notice within ten business days of receipt of such notice, Buyer shall be deemed to have consented to such contemplated action or inaction.

                  (c) The Company, upon written notice to Buyer, may, at any time after the date hereof through and including the Closing Date, amend the existing Schedules, or add additional Schedules, to list or describe any matter or exception relating to the representations and warranties set forth in Section 3 hereof which arises out of or results from any actions taken by the Company or any Company Subsidiary after the date hereof which are permitted by the exceptions listed in the second sentence of Section 5.1(a) and otherwise permitted by this Agreement and, if existing or occurring at the date hereof, would have been required to be listed or described in one or more of the Schedules. Such amendments or additions shall qualify the representations and warranties made by the Company on the Closing Date and for purposes of Section
9.1 hereof.

                  Section 5.2 Pre-Closing Access to Properties and Records; Confidentiality. Between the date hereof and the Closing Date, the Company will, and will cause the Company Subsidiaries to, give authorized representatives of Buyer, in such a manner as not to unduly disrupt normal business activities, reasonable access to the premises, properties, contracts, books, records and affairs of the Company and Company Subsidiaries and will cause the officers of the Company and Company Subsidiaries to furnish such financial, technical and operating data and other information pertaining to the Business as Buyer shall from time to time reasonably request; provided that, nothing in the foregoing shall be deemed to require the Company or any Company Subsidiary to provide any such access for purposes of environmental investigations, surveys or similar actions. Buyer will hold in confidence all information obtained as a result of such access or furnished by Stockholder, the Company or Company Subsidiaries in accordance with the terms of the confidentiality agreement dated November 19, 2002 between the JPMorgan and Buyer (the "Confidentiality Agreement"), and will use such information only for the purpose of considering the transactions contemplated hereby, and if such transactions are not consummated as contemplated herein, will promptly return or destroy, as the case may be, all such information and all information derived therefrom (including all copies thereof) to Stockholder in accordance with the terms of such Confidentiality Agreement. The parties hereto agree that it is impossible to measure in money the damages which will accrue by reason of a breach by Buyer of this Section 5.2, and, therefore, this Section may be specifically enforced. Buyer hereby waives the claim or defense therein that any other party has an adequate remedy at law. Notwithstanding the provisions of this Agreement and the provisions of the Confidentiality Agreement, Buyer may disclose, in financing offering documents, other documents related to Buyer's financing of the transaction and in filings with the Securities and Exchange Commission, financial and other information concerning the Company, the Business and the transactions contemplated hereby, including the Company's financial statements and any other information derived therefrom; provided that, in any such case such disclosure is required by law or regulation or in Buyer's reasonable judgment is reasonably necessary for marketing purposes.

                  Section 5.3 Post-Closing Access to Records. Buyer agrees to preserve all records delivered by Stockholder, the Company or Company Subsidiaries pursuant to this Agreement for a period of at least seven years from the Closing Date or, if longer, the period of completion and closure of all United States, state, local and foreign Tax audits and returns of Stockholder, the Company and Company Subsidiaries and their affiliated entities relating to periods prior to the Closing Date. Thereafter, Buyer will not voluntarily dispose of, alter or destroy any such records without giving thirty (30) days prior written notice to Stockholder to permit it, at its expense, to examine, duplicate or take possession of such records. During the period such records are so required to be preserved and kept, duly authorized representatives of Stockholder shall, upon reasonable prior notice, have access thereto during normal business hours to examine, inspect and copy such records. Buyer and Stockholder shall provide each other with reasonable access to any records or information relevant to any Tax Return, audit or examination by any Governmental Agency, or judicial or administrative proceeding or determination relating to liability for Taxes (including refunds) as are in its possession or subject to its control pursuant to this Section 5.3.

                  Section 5.4 HSR. Each of Buyer and the Company shall (a) promptly, (but in no event later than five business days after the date hereof) make or cause to be made the filings required of such party or any of its subsidiaries or affiliates under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules promulgated thereunder (the "HSR Act") with respect to the transactions contemplated hereby, (b) comply as promptly as reasonably practicable with any request under the HSR Act for additional information, documents or other materials received by such party or any of its subsidiaries from the Federal Trade Commission, the Department of Justice or any other Governmental Agency in respect of such filings or such transactions and
(c) cooperate with the other party in connection with any such filing and in connection with resolving any investigation or other inquiry of any such agency with respect to any such filing or any such transaction. Each party shall use its reasonable efforts to furnish to each other all information required for any application or other filing to be made pursuant to any applicable law in connection with the transactions contemplated by this Agreement. Each party shall promptly inform the other party of any communication with, and any proposed understanding, undertaking or agreement with, any Governmental Agency regarding any such filings or any such transaction. The parties hereto will consult and cooperate with one another in connection with any analyses, appearances, presentations, memoranda, briefs, arguments, opinions and proposals made or submitted by or on behalf of any party hereto in connection with proceedings under or relating to the HSR Act.

                  Section 5.5       Certain Tax Matters.

                  (a) Stockholder shall, or shall cause the Company and Company Subsidiaries to, prepare and file with the appropriate Governmental Agency all Tax Returns required to be filed (with extensions) by the Company or any Company Subsidiary on or prior to the Closing Date and will cause the Company and Company Subsidiaries to pay all Taxes required to be paid with respect to such Tax Returns.

                  (b) Buyer shall prepare, or cause to be prepared, all Tax Returns required to be filed (with extensions) by the Company or any Company Subsidiary after the Closing Date. Each such Tax Return for any Pre-Closing Tax Period or for any Straddle Period shall be prepared in accordance with past practice of the Company or the Company Subsidiary, as applicable, unless otherwise required by applicable laws.

                  (i) Other than as provided in Section 5.5(b)(iii), in the case of each Tax Return for any Pre-Closing Tax Period, Buyer shall deliver to Stockholder, at least 45 days prior to the applicable filing deadline, a copy of such Tax Return for Stockholder's review and approval. Stockholder shall have 30 days following receipt of each such Tax Return to deliver to Buyer its written approval of such Tax Return or a written statement of Stockholder's desired revisions to such Tax Return. Upon receipt of written approval from Stockholder or upon making any revisions requested by Stockholder or upon Stockholder's failure to give notice within such 30-day period, Buyer shall timely file, or cause to be timely filed with the appropriate Governmental Agency all such Tax Returns and shall pay, or cause to be paid, all Taxes required to be paid with respect to such Tax Returns.

                  (ii) Other than as provided in Section 5.5(b)(iii), in the case of each Tax Return for any Straddle Period, Buyer shall deliver to Stockholder, at least 90 days prior to the applicable filing deadline, a copy of such Tax Return, together with a calculation of the amount of Taxes related to such Tax Return that is attributable to the portion of such Straddle Period ending on the Closing Date (the "Pre-Closing Tax Calculation"). The Stockholder shall, within 30 days of receipt of each such Tax Return and Pre-Closing Tax Calculation, deliver to Buyer its written approval or written notice of objection with respect to such Tax Return or Pre-Closing Tax Calculation. If Buyer and Stockholder are unable to resolve any dispute within 15 days following Buyer's receipt of Stockholder's notice of objection delivered pursuant to the preceding sentence, such dispute shall be submitted to the Independent Expert selected, to the extent not previously selected, in accordance with the procedures set forth in Section 2.4(b)(ii) for final determination, which determination shall be binding upon Buyer and Stockholder. Upon Buyer's receipt of Stockholder's written approval or upon the final determination of all disputes with respect to a Tax Return, Buyer shall file, or cause to be filed, with the appropriate Governmental Agency such Tax Return and shall pay, or cause to be paid, all Taxes required to be paid with respect to such Tax Return. If a final determination has not been made by the time the filing of such Tax Return is required, Buyer shall timely file, or cause to be timely filed, such Tax Return and pay, or cause to be paid, all Taxes due and file, or cause to be filed, an amended Tax Return, if necessary, upon final determination of an Independent Expert.

                  (iii) In the case of each Tax Return for any Pre-Closing Tax Period or Straddle Period relating to employment taxes, Buyer (A) shall cause such Tax Return to be timely filed with the appropriate Governmental Agency in accordance with past practice of the Company and Company Subsidiaries, (B) shall timely pay or cause to be paid all Taxes due with respect to such Tax Return, and (C) shall deliver such Tax Return to Stockholder for review as soon as practicable following the filing of such Tax Return and take any action, if reasonably requested by Stockholder, to correct or amend such Tax Return.

                  (c) Buyer agrees (i) to furnish Stockholder with copies of all correspondence received from any Governmental Agency in connection with any audit relating to the Tax Returns of the Company or any Company Subsidiary for taxable periods beginning prior to the Closing Date, and (ii) to cooperate, to the extent reasonably requested by Stockholder, in connection with any audit, litigation or other proceeding with respect to Taxes of the Company or any Company Subsidiary.

                  (d) Stockholder and Buyer agree, upon the other party's reasonable request and at the requesting party's expense, to make any filing or to obtain any certificate or other document from any Governmental Agency or any other Person as may be necessary to mitigate, reduce or eliminate any Tax that could be imposed with respect to the transactions contemplated hereby.

                  (e) Buyer shall not make or permit to be made any election under section 338 of the Code with respect to its acquisition of the Company or any Company Subsidiary.

                  (f) All transfer, registration, stamp, documentary, sales, use and similar Taxes (including but not limited to, all applicable real estate transfer or gains Taxes and any stock transfer Taxes), including any penalties, interest and additions with respect thereto, and fees incurred in connection with this Agreement and the transactions contemplated hereby shall be the responsibility of and be paid by Buyer. Stockholder and Buyer shall cooperate in the timely making of all filings, returns, reports and forms as may be required in connection therewith.

                  (g) Notwithstanding any other provision of this Agreement, after the Closing Date, Stockholder shall indemnify and hold harmless Buyer, the Company and any Company Subsidiary from and against (i) any Taxes of the Company or any Company Subsidiary attributable to any Pre-Closing Tax Period or the portion of any Straddle Period ending on the Closing Date (determined without regard to any Tax benefit attributable to the cash-out of the Company Options and Company Stock Units), to the extent any such Taxes exceed the accruals for such Taxes (reduced by any incremental Tax benefit resulting from the cash out of the Company Options and Company Stock Units) reflected in the computation of Closing Date Working Capital, as finally determined pursuant to
Section 2.4(a), and (ii) any Taxes of any person other than the Company or a Company Subsidiary imposed under Treas. Regs. Section 1.1502-6 (or analogous provision of state, local or foreign law) by reason of the Company or the Company Subsidiary being a member of a consolidated, combined or unitary group of corporations prior to the Closing Date. In the case of any Straddle Period, Taxes attributable to the portion of such Straddle Period ending on the Closing Date shall be determined as if such taxable period ended as of the close of business on the Closing Date; provided that, real property, personal property and other ad valorem Taxes shall be prorated on a daily basis. The amount of any Taxes for which indemnification is provided under this Section 5.5(g) shall be increased or decreased to take account of any net Tax detriment or benefit, respectively, actually realized arising from such Taxes or the receipt of such indemnification payment. Buyer (or its affiliated entities) shall be obligated to use all commercially reasonable efforts to pursue in good faith Tax benefits arising from amounts for which indemnification is provided under this Section 5.5(g).

                  (h) Stockholder, in its sole discretion, shall have the right to participate in or control any audit or examination by any Governmental Agency and contest and defend against any assessment, notice of deficiency or other adjustment or proposed adjustment relating to or with respect to Taxes or Tax Returns for any Pre-Closing Tax Period and shall have full control over the resolution or settlement of any such matters; provided that, in the event that any such adjustment would have an adverse effect on the Company or a Company Subsidiary for a Post-Closing Tax Period, Stockholder (i) shall permit Buyer to participate in the proceeding to the extent the adjustment may affect the Tax liability of the Company or any Company Subsidiary for a Post-Closing Tax Period and (ii) shall not settle or otherwise compromise such proceeding without the prior written consent of Buyer, which shall not be unreasonably withheld. To the extent Stockholder does not assume full control over any such matters, Buyer shall use commercially reasonably efforts to defend positions taken on Tax Returns for Pre-Closing Tax Periods and shall keep Stockholder reasonably informed of the progress of any such proceedings and shall not settle or otherwise compromise such proceeding without the prior written consent of Stockholder, which shall not be unreasonably withheld. To the extent that any assessment, notice of deficiency or other adjustment or proposed adjustment relating to or with respect to Tax Returns for any taxable period other than a Pre-Closing Tax Period would have an adverse effect on Stockholder or require indemnification pursuant to Section 5.5(g) or Section 9.2(a), Buyer, (i) shall permit Stockholder to participate in the proceeding to the extent the adjustment may affect the liability of Stockholder and (ii) shall not settle or otherwise compromise such proceeding without the prior written consent of Stockholder, which shall not be unreasonably withheld.

                  (i) If, at any time on or after the Closing Date, the Company or any affiliates thereof actually receives any refund, rebate, return or other similar payment or credit with respect to Taxes relating to or arising out of a Pre-Closing Tax Period or the portion of any Straddle Period ending on the Closing Date (other than a refund, rebate, return or other similar payment or credit attributable to a carryback of a net operating loss, capital loss or similar Tax attribute from a taxable period (or portion thereof) following the Closing Date), such Person shall promptly notify Stockholder in writing and shall remit the full amount of such payment or credit to Stockholder in immediately available funds, to the extent the amount of such refund exceeds the amount, if any, taken into account in the determination of Closing Date Working Capital. Buyer shall use commercially reasonable efforts to pursue any refund, rebate, return or other similar payment to which it becomes entitled.

                  (j) Stockholder shall deliver to Buyer a non-foreign affidavit dated as of the Closing Date which shall conform to the model certification set forth in Treasury Regulations Section 1.1445-2(b)(2)(iii)(B).

                  Section 5.6 Resignations. On the Closing Date, Stockholder shall cause to be delivered to Buyer duly signed resignations, effective immediately after the Closing, of all directors of the Company.

                  Section 5.7       Employee Matters.

                  (a) For a period of one year following the Closing Date, Buyer agrees it will provide or cause to be provided to the employees of the Company and Company Subsidiaries immediately prior to the Closing Date (the "Company Employees") compensation and benefits (including severance benefits) that are no less favorable than the benefits currently provided to similarly-situated employees of Buyer. From and after the Closing Date, Buyer will recognize any prior service of the Company Employees with the Company or any predecessor entity (to the extent credited by the Company) or any Company Subsidiary as of the Closing Date for all purposes (other than for benefit accrual under any defined benefit plan) under Buyer's benefit plans and arrangements in which they become participants to the same extent such service was recognized by the Company prior to the Closing Date. Buyer agrees that where applicable with respect to any welfare plan of Buyer, Buyer will (i) waive, with respect to any Company Employees, any pre-existing condition exclusion and actively-at-work requirements, to the extent such exclusion or requirement would not have applied under the applicable plan of the Company or any Company Subsidiary and (ii) provide that any covered expenses incurred on or before the Closing Date by a Company Employee or a Company Employee's covered dependents shall be taken into account for purposes of satisfying applicable deductible, coinsurance and maximum out-of-pocket provisions after the Closing Date to the same extent as such expenses would be taken into account if incurred by similarly situated employees of Buyer. Notwithstanding the foregoing, (i) following the Closing Date, Buyer will cause the Company to honor the terms of the employment, retention and severance agreements and plans as set forth on Schedule 5.7 (subject to any right to modify such agreements and plans in accordance with their terms) and (ii) for the six month period following the Closing Date, Buyer will cause the Company to
(A) recognize any prior service of the Company Employees with the Company or any predecessor entity (to the extent normally credited by the Company) or any Company Subsidiary for the purposes of the Company's Severance Policy KRC - HR - 7603, which is set forth on Schedule 5.7, (B) honor the obligations set forth in the Company's Severance Policy KRC - HR - 7603 in effect as of the date hereof (without regard to any amendment or termination provision) as such obligations relate to the amount of severance paid pursuant to such plan to a terminated employee and (C) cover any such terminated employee under the then-current medical plans of the Company for the one month period following termination and, thereafter, to provide COBRA coverage at the expense of such terminated employee as required by law.

                  (b)      (i)      Stockholder shall take, and shall cause the
Company to take, all actions necessary to transfer the sponsorship of the Kessler Rehabilitation Corporation Employer Retirement Savings Plan (f/k/a The Kessler Rehabilitation Corporation Pension Plan) and its related trust from the Company to Stockholder or KMRREC (as determined by Stockholder in its sole discretion) prior to the Closing Date.

                           (ii)     Stockholder shall cause, except as provided
herein or as required by applicable law, as of the Closing Date, all employees of Stockholder or KMRREC and their dependents and beneficiaries to cease to accrue further benefits, and have no rights to further participation, under any Employee Plan. Notwithstanding the above, with respect to any employee of Stockholder or KMRREC (including any beneficiary or dependent thereof), the Company shall retain (1) all liabilities and obligations arising under any Employee Plan that is a group life, accident, medical, dental or disability plan or similar arrangement to the extent that such liability or obligation relates to claims incurred (whether or not reported) on or prior to the Closing Date and
(2) all liabilities and obligations arising under any worker's compensation arrangement to the extent such liability or obligation relates to events occurring (whether or not reported) during the period prior to the Closing Date; provided that, Stockholder shall promptly, and in any case within 10 business days of Buyer's written request, reimburse Buyer for any reasonable and documented additional costs that it, or its Employee Plans, may incur, over and above the premiums previously paid by Stockholder or KMRREC, on account of retaining the liabilities described in 5.7(b)(ii)(1) and (2) above, whether such additional costs are incurred by way of additional out of pocket costs, or retrospective premium adjustments or otherwise. For purposes of this Section 5.7(b)(ii), a claim shall be deemed to be incurred when (A) with respect to medical or dental benefits, the medical or dental services giving rise to such claim are performed and (B) with respect to life, accident or disability benefits, when the event, condition or illness giving rise to such claim occurs.

                  (c) The Stockholder shall indemnify and hold harmless Buyer, the Company and any Company Subsidiary or successor thereof, to the fullest extent permitted by law from and against any and all liabilities, costs, claims and expenses, including all professional fees (such as attorneys' or accountants' fees), arising out of the payment of any "excess parachute payments" as defined by section 280G of the Code ("Excess Parachute Payments"). Such costs shall include, but not be limited to, the costs of paying any tax gross-up to the individual who receives an excess parachute payment and the costs of the lost deduction to the Buyer, Company, or any Company Subsidiary or successor thereof, if applicable, of the payment of any "excess parachute payments." It is agreed and understood that the indemnification described in this Section 5.7(c) shall not be subject to the limitations described in Sections 9.2 or 9.10 hereof. Buyer shall, and shall cause the Company and the Company Subsidiaries to, not take any position in connection with the filing of any Tax Return (including on amended Tax Returns) or in the event of any dispute with any Governmental Agency contrary to or not consistent with the position of Stockholder that the Company qualifies for exemption under Section 280G(b)(5)(A)(i) of the Code in any Tax filings or Tax reports of the Company, any Company Subsidiary or any Company Employee unless Buyer reasonably concludes that the position taken by Stockholder is not supported by substantial authority within the meaning of Section 6662(d)(2)(B)(i) of the Code.

                  Section 5.8       D&O Indemnification/Insurance.

                  (a) From and after the Closing Date, Buyer will indemnify and hold harmless each officer and director of the Company and Company Subsidiaries as of the Closing Date to the fullest extent permitted under applicable law, the organizational documents of the Company or any Company Subsidiary, as applicable, and any agreement effective as of the date of this Agreement between any such officer or director and the Company or any Company Subsidiary, in each case, in respect of acts or omissions occurring on or prior to the Closing Date.

                  (b) At the Closing, Buyer shall, on behalf of the Company, purchase on a prepaid noncancelable basis, from the insurance company and on the terms set forth on Exhibit E, directors' and officers' liability insurance (or an extended reporting endorsement) in respect of acts or omissions occurring on or prior to the Closing Date, covering each person currently covered by the policy to which the "tail" relates (a copy of which has been made available to Buyer). In satisfying its obligation under this Section 5.8(b) Buyer shall pay, or cause to be paid, premiums in the amount of $360,000, with any excess premiums to be paid by Stockholder.

                  Section 5.9 Implied Warranties. Except as expressly provided in this Agreement, neither the Company nor Stockholder has made or is making any representation or warranty whatsoever to Buyer as to Stockholder, the Company, Company Subsidiaries or the Business. Without limiting the foregoing, Buyer acknowledges that Stockholder, the Company and the Company Subsidiaries have not made any implied warranties (whether of merchantability or fitness for a particular purpose or otherwise), or any representation or warranty as to the viability or likelihood of success of the Business, the Company or any Company Subsidiary after the Closing Date, or any representation or warranty as to the information contained in the Information Memorandum furnished by JPMorgan on behalf of the Company, or in any subsequent or supplemental materials provided by the Company or Stockholder, except as expressly provided in this Agreement.

                  Section 5.10      Non-Competition; Nonsolicitation.

                  (a) For a period of seven years from and after the Closing Date, neither Stockholder nor any of its Subsidiaries (collectively, the "Restricted Parties") shall, directly or indirectly, own, manage, operate, control or participate in the ownership, management, operation or control of, or provide any financing or lease any assets to, any entity that engages in a Competing Business; provided, however, that the foregoing shall not restrict any Restricted Party with respect to (i) establishing, developing, sponsoring, promoting and providing educational programs and medical and scientific research in the field of physical rehabilitation and fields ancillary thereto, (ii) sponsoring and assisting not-for-profit treatment facilities devoted to improving and protecting the health and welfare of all persons, particularly those with physical disabilities, (iii) aiding persons with physical and other disabilities, (iv) providing access to community resources aimed at promoting life and health, (v) providing assistance to persons with the aim of permitting them to learn to lead full and meaningful lives and (vi) fundraising for any of the foregoing, so long as, in any event, no Restricted Party receives any remuneration from patients or patients' insurance companies for services provided to patients; provided further, that the foregoing shall not prohibit the beneficial or record ownership by a Restricted Party of up to five percent of the outstanding securities of a Competing Business, so long as the Restricted Parties do not actively participate in the management of such Competing Business.

                  (b) For a period of five years from and after the Closing Date, the Restricted Parties shall not directly or indirectly solicit (other than for charitable purposes), employ, retain as a consultant or attempt to entice away from Buyer, the Company, the Company Subsidiaries or their respective affiliates, any Protected Employee, except (i) for those Protected Employees set forth on Schedule 5.10(b) and (ii) that the Restricted Parties may employ or retain as a consultant any Protected Employee who is no longer employed by the Company or any Company Subsidiary solely for the purpose of assisting in the processes contemplated in Section 2.4 hereof. For a period of two years from and after the Closing Date, the Restricted Parties shall not directly or indirectly solicit (other than for charitable purposes) or attempt to entice away from Buyer, the Company, the Company Subsidiaries or their respective affiliates any person, firm or corporation which is, or has been during the six-month period commencing on the Closing Date, a customer of Buyer, the Company or a Company Subsidiary.

                  (c)      In the event that the covenants contained in this
Section 5.10 shall be determined by any court of competent jurisdiction to be unenforceable by reason of its extending for too long a period of time or over too large a geographical area or by reason of its being too extensive in any other respect, it shall be interpreted to extend only over the longest period of time over which it may be enforceable and/or over the largest geographical area as to which it may be enforceable and/or to the maximum extent in all other respects as to which it may be enforceable, all as determined by such court in such action.

                  (d) The parties are entering into the foregoing covenant to assure Buyer of the transfer of the goodwill of the Company and the Company Subsidiaries, and in order to induce Buyer to consummate the transactions contemplated by this Agreement. Stockholder and Buyer covenant that, in the event of a breach by Stockholder of the terms and conditions of this Section
5.10 to be performed, Buyer may suffer irreparable damage for which remedies at law are inadequate and therefore, with respect to a breach of this Section 5.10, notwithstanding any other provision of this Agreement, Buyer may receive, from a court of competent jurisdiction, an injunction, a decree for specific performance or such other equitable relief as may be deemed appropriate under the circumstances, in addition to any other remedies at law or in equity Buyer, the Company or any Company Subsidiary may have.

                  (e) Stockholder shall, upon reasonable prior notice, give authorized representatives of Buyer reasonable access to Stockholder and its records during normal business hours and will furnish such information as Buyer shall from time to time reasonably request to permit Buyer to propose to Stockholder the portion of the Final Purchase Price allocable to Stockholder's undertakings pursuant to this Section 5.10. Buyer agrees to reimburse Stockholder for any reasonable and documented out-of-pocket costs and expenses incurred plus the pro rata salary, wage and benefits of any Stockholder employees used pursuant to such access and furnishing of information. Buyer will, and will cause its representatives to, hold in confidence all information obtained as a result of such access or furnished by Stockholder in accordance with the terms of the Confidentiality Agreement, and will use such information only for the purposes set forth in this Section 5.10(e). Provided Stockholder has complied with its obligations set forth in this Section 5.10, Buyer shall use its commercially reasonable efforts to submit, within five business days prior to the Closing Date, to Stockholder Buyer's calculation of the portion of the Final Purchase Price allocable to Stockholder's undertakings pursuant to this Section 5.10. Unless Stockholder notifies Buyer within 30 days after Buyer's delivery of such computation of any objection to such computation (the "Allocation Objection"), the computation shall become final and binding. Any Allocation Objection shall specify in reasonable detail the basis for the objections set forth therein. An Allocation Objection shall thereafter be treated in accordance with the procedures for resolving Notices of Objection set forth in Section 2.4(b)(ii) of this Agreement.

                  Section 5.11 No Solicitation. During the period beginning on the date hereof and ending on the earlier of the Closing Date and the date of termination of this Agreement, Stockholder will not (and will cause its Subsidiaries and representatives not to) (a) solicit or initiate the submission of any proposal or offer from any person relating to the direct or indirect acquisition of all or any substantial portion of the Shares or assets of the Company and the Company Subsidiaries or (b) participate in any discussions or negotiations regarding, or furnish any information with respect to, any effort or any attempt by any person other than Buyer to do or seek any of the foregoing.

                  Section 5.12 Confidentiality. After the Closing, Stockholder and its Subsidiaries (other than the Company and the Company Subsidiaries) shall not, directly or indirectly, and Stockholder shall not permit its representatives to, disclose to any person or entity or use any information of the Company or Company Subsidiaries, in any form, whether acquired prior to or after the Closing Date, relating to the Business, except
(a) information which (i) is in the public domain, (ii) is generally known in the industry, (iii) becomes public knowledge through no fault of Stockholder,
(iv) is disclosed to Stockholder by third parties which have a right to do so,
(v) is required to be disclosed by court order or other government process or the disclosure of which is necessary for Stockholder to comply with applicable law or defend against claims or (vi) is provided to representatives of Stockholder to pursue or defend against claims or disputes or to fulfill Stockholder's obligations under this Agreement or the transactions contemplated hereby or (b) as permitted pursuant to the Affiliation and Services Agreement.

                  Section 5.13 Acquisition of Rights to Confidentiality. To the extent permitted by the terms thereof, at the Closing Stockholder shall assign, grant and convey to Buyer all its rights under confidentiality agreements between it and persons other than Buyer that were entered into in connection with or relating to a possible sale of the Shares or any part thereof (collectively "Other Confidentiality Letters"), including the right to enforce all terms of the Other Confidentiality Letters. At the Closing, Stockholder shall deliver to Buyer copies of the Other Confidentiality Letters to the extent permitted by the terms thereof.

                  Section 5.14 Payment of Indebtedness. Prior to or concurrent with the Closing, Stockholder shall, or shall cause the Company and Company Subsidiaries to, pay off all indebtedness of the Company and the Company Subsidiaries listed on Schedule 5.14, and shall remove, or cause to be removed, all Encumbrances on the assets of the Company and the Company Subsidiaries held by Fleet National Bank, or otherwise securing such indebtedness, and Stockholder shall provide Buyer with (a) a copy of the "pay-off" letter from Fleet National Bank in connection therewith and (b) a copy of the letter from Fleet National Bank confirming that all Encumbrances relating to such indebtedness will be removed by Fleet National Bank effective upon payment of the amount set forth in the pay-off letter. Notwithstanding the foregoing, Stockholder shall not, and shall not cause the Company or any Company Subsidiary to, pay off any indebtedness listed on Schedule 5.14 unless, in the reasonable judgment of Stockholder and the Company, after such pay-off, the Company will have an amount of Working Capital that is not less than the Target Working Capital; provided that, Stockholder shall, or shall cause the Company to, provide notice to Buyer of such pay-off prior to paying off any such indebtedness.

                  Section 5.15 Argosy Health, LLC. Stockholder shall indemnify and hold Buyer, the Company and the Company Subsidiaries harmless from and against any Losses arising out of any claim by any Governmental Agency or any client of Argosy Health, LLC that a client was overbilled on or before the Closing Date. On or prior to the Closing, the Company shall assign to Stockholder (a) all rights to any claims against third parties arising from or relating to any overbilling of clients of Argosy Health, LLC on or before the Closing Date and (b) all rights and benefits under (i) the Argosy Settlement Agreement and (ii) the Argosy Note. Buyer shall, upon reasonable prior notice, give authorized representatives of Stockholder reasonable access to Argosy Health, LLC during normal business hours and its records and will furnish such information as Stockholder shall from time to time reasonably request to permit Stockholder to pursue any claims pursuant to this Section 5.15. Stockholder agrees to reimburse Buyer for any reasonable and documented out-of-pocket costs and expenses incurred plus the pro rata salary, wage and benefits of any Company or Company Subsidiary employees used pursuant to such access and furnishing of information. Stockholder will, and will cause its representatives to, hold in confidence, subject to the exceptions provided in Section 5.12 hereof, all information obtained as a result of such access or furnished by Argosy Health, LLC; provided that, Stockholder may use such information for the purposes set forth in this Section 5.15.

                  Section 5.16      Ancillary Agreements. On the Closing Date,
(i) Stockholder, the Company, KMRREC and KIR shall execute the Affiliation and Services Agreement, (ii) Stockholder and KIR shall execute the Lease Agreement and (iii) Stockholder and the Company shall execute the Intellectual Property Agreement.

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                  Section 5.17      Liquidity. At all times from the Closing
Date until the third anniversary of the Closing Date, Stockholder shall maintain cash, Cash Equivalents and/or Marketable Securities (as Stockholder shall determine in its sole discretion) with a Fair Market Value of at least $42,500,000; provided that, such amount required to be maintained shall be reduced dollar for dollar by the total amount of payments made by Stockholder to Buyer pursuant to Sections 9.2(a)(i) (other than for Losses related to the representations and warranties listed in Section 9.2(c)), 9.2(a)(iv), 9.2(a)(vii), 9.2(a)(viii), 9.2(a)(xi), 9.2(a)(xii) (to the extent that it relates to Section 9.2(a)(i) (other than for Losses related to the representations and warranties listed in Section 9.2(c)), 9.2(a)(iv), 9.2(a)(vii), 9.2(a)(viii) or 9.2(a)(xi)), 9.4 and 9.5.

                  Section 5.18 Home Office Cost Report. Buyer shall file or cause to be filed the home office cost report of the Company and each Company Subsidiary covering the period January 1, 2003 through and including Closing with the same degree of care and skill customarily employed by Buyer on its own behalf. Such filing shall include costs incurred by the Company and each Company Subsidiary in an amount at least equal to the Company's and each Company Subsidiary's home office costs reflected on the consolidated financial statements of the Company and the Company Subsidiaries for the corresponding period.

                  Section 5.19 Related Transactions. Stockholder shall, and shall cause the Company and Company Subsidiaries to, take any and all actions necessary so that, as of the Closing, there will be no liabilities or obligations from the Company or Company Subsidiaries to Stockholder, except as reflected as a current liability on the Closing Date Balance Sheet or pursuant to this Agreement, the Intellectual Property Agreement, Affiliation and Services Agreement and Lease Agreement.

                  Section 5.20 Bequests. If, after the Closing, the Company or any Company Subsidiary receives a bequest, charitable donation or other charitable or similar gift or contribution (whether in the form of cash, check, securities or other investments, real estate or otherwise (each, a "Donation")) from any Person made or intended to be made for the benefit of Stockholder, the Company or Company Subsidiary (as the case may be) shall promptly (a) remit such Donation to Stockholder or (b) return such Donation to such Person and notify such Person of the appropriate address to send Donations to Stockholder.

                  Section 5.21      Accounts Receivable.

                  (a) The following terms when used in this Section 5.21 shall have the meanings assigned to them below:

                  (i) "Closing Date Receivables" means all net trade accounts receivable reflected on the Closing Date Balance Sheet, without taking account of any allowance for doubtful accounts deducted therefrom.

                  (ii) "Closing Date Reserves" means the allowance for doubtful accounts against the Closing Date Receivables reflected on the Closing Date Balance Sheet.

                  (iii) "Cumulative Receivable Collections" means, at any time, the amount of cash collected by the Company and Company Subsidiaries on account of Closing Date

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

         Receivables from and including the day after the Closing Date to the First Measurement Date or Second Measurement Date (each as hereinafter defined), as the case may be.

                  (b) As promptly as practicable (but in any event within 30 days) after the one year anniversary of the Closing Date (the "First Measurement Date"), Buyer shall deliver to Stockholder a statement of the Cumulative Receivable Collections as of the First Measurement Date, together with the work papers upon which Buyer's calculation of such Cumulative Receivable Collections is based. Within five days after Stockholder has provided written notice to Buyer that Stockholder has completed its review of such statement, and is in agreement therewith, pursuant to this Section 5.21(b), Buyer shall pay to Stockholder the amount determined by the formula (A x B) - C (the "First Measurement Payment"), where "A" equals the amount, if any, by which the amount of the Cumulative Receivable Collections as of the First Measurement Date exceeds the positive difference between (i) the Closing Date Receivables and (ii) the Closing Date Reserves; "B" equals 0.6; and "C" is the amount of any reasonable and documented costs or expenses incurred by Buyer, the Company or Company Subsidiaries related to the collection of such Closing Date Receivables plus the pro rata salary, wages and benefits of employees used related to the collection of such Closing Date Receivables; provided that, in no event will Stockholder be required to make any payments to Buyer, the Company or any Company Subsidiaries pursuant to this Section 5.21. During the period that begins 10 days before the First Measurement Date, and ends on the 30th day following Buyer's delivery of such statement, Stockholder shall be given reasonable access to such employees and such work papers and other information relating to the determination of Cumulative Receivable Collections for the period between the Closing Date and the First Measurement Date as it reasonably requests.

                  (c) As promptly as practicable (but in any event within 30 days) after the 18 month anniversary of the Closing Date (the "Second Measurement Date"), Buyer shall deliver to Stockholder a statement of the Cumulative Receivable Collections as of the Second Measurement Date, together with the work papers upon which Buyer's calculation of such Cumulative Receivable Collections is based. Within five days after Stockholder has provided written notice to Buyer that Stockholder has completed its review of such statement, and is in agreement therewith, pursuant to this Section 5.21(c), Buyer shall pay to Stockholder the amount determined by the formula ((A x B) -
C) - D, where "A" equals the amount, if any, by which the amount of the Cumulative Receivable Collections as of the Second Measurement Date exceeds the positive difference between (i) the Closing Date Receivables and (ii) the Closing Date Reserves; "B" equals 0.6; "C" is the amount of any reasonable and documented costs or expenses incurred by Buyer, the Company or Company Subsidiaries subsequent to the First Measurement Date related to the collection of such Closing Date Receivables plus the pro rata salary, wages and benefits of employees used related to the collection of such Closing Date Receivables; and "D" is the First Measurement Payment; provided that, in no event will Stockholder be required to make any payments to Buyer, the Company or any Company Subsidiaries pursuant to this Section 5.21. During the period that begins 10 days before the Second Measurement Date, and ends on the 30th day following Buyer's delivery of such statement, Stockholder shall be given reasonable access to such employees and such work papers and other information relating to the determination of Cumulative Receivable Collections for the period between the Closing Date and the Second Measurement Date as it reasonably requests.

                  (d) During the period between the Closing and the Second Measurement Date, Buyer shall cause the Company and Company Subsidiaries to follow substantially similar accounts receivable collection practices with respect to the Closing Date Receivables as are used by Buyer in the collection of its similarly situated accounts receivable.

                  (e) In the event that during the 18 months following the Closing Date, the Company or any Company Subsidiary receives a payment for services rendered by Core Rehab Management, LLC ("Core") under circumstances in which the particular account receivable that should be credited with such payment is not clearly designated or readily apparent (the "Undesignated Payments"), the parties agree that such payment shall be credited to outstanding accounts receivable of Core in the following order of priority: (i) First, to outstanding accounts receivable of Core that were reflected on the Closing Date Balance Sheet and that had been outstanding for fewer than 120 days as of the Closing Date; (ii) Second, to outstanding accounts receivable of Core that were created subsequent to the Closing Date and that, as of the date of such payment, had been outstanding for more than 45 days from the date of service; (iii) Third, to outstanding accounts receivable of Core that were reflected on the Closing Date Balance Sheet and that had been outstanding for 120 days or more as of the Closing Date; and (iv) Fourth, to any other outstanding accounts receivable of Core. During such 18 month period, Buyer agrees to provide Stockholder within 15 days following the end of each month a written report listing any such Undesignated Payments received during such month and whether such payment was credited to the outstanding accounts receivable set forth in subsection (i), (ii), (iii) or (iv) of this Section 5.21(e).

                  Section 5.22 Provider Based Status. Between the date hereof and the Closing Date, the Company shall reasonably cooperate with Buyer and take all reasonable steps necessary in obtaining favorable written provider based status determinations by Medicare for any and all facilities of the Company and the Company Subsidiaries that are treated as satellite hospitals or provider based outpatient facilities, including, without limitation, promptly upon the reasonable request of Buyer, (a) implementing reasonable operational changes to facilitate the approval of provider based status and (b) submitting any letters or other documents to Governmental Authorities in connection with obtaining provider based status determinations with respect to such facilities.

                  Section 5.23 Reasonable Efforts. Subject to the terms and conditions of this Agreement, each party shall use all reasonable efforts to take, or cause to be taken, all actions necessary to consummate the transactions contemplated by this Agreement, including, without limitation, (a) the Company, upon the request of Buyer, using all reasonable efforts to take all actions necessary to obtain consents and comfort letters from the Company's financial auditors that may be needed in filings with the Securities and Exchange Commission and in connection with Buyer's financing of the transactions contemplated by this Agreement; provided that, Buyer shall reimburse the Company for any reasonable and documented out-of-pocket costs and expenses incurred in connection with obtaining such consents and comfort letters and (b) reasonable efforts to cooperate in providing all information that is necessary to the transfer of the licenses referenced in Section 7.10.

                  Section 5.24 Certificate of Amendment. Prior to, and for a reasonable amount of time after, the Closing, the Company shall take all reasonable action, including without

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

limitation, working with relevant joint venture partners to file certificates of amendment to the certificates of incorporation and certificates of formation of Kessler Assisted Living Residence V, LLC, Kessler Assisted Living Centers, LLC ("KALC"), Kessler Assisted Living Residence I, LLC ("KALR") and Kessler Assisted Living Residence III, LLC with the appropriate state offices, to change each of such entities' corporate or limited liability company names, as the case may be, so the word "Kessler" or any derivation thereof no longer is included in such entities' corporate or limited liability company names.

                  Section 5.25 Certain Employee Obligations. On or prior to the Closing, Stockholder shall, and shall cause the Company and the Company Subsidiaries to, enter into an agreement in which all obligations set forth on
Schedule 5.25, to the extent such obligations are not to be listed as current liabilities on the Closing Date Balance Sheet, are either (a) paid off or (b) assumed by Stockholder, in either case, with no future obligations to Buyer, the Company or any Company Subsidiary.

                  Section 5.26      Environmental Matters.

                  (a) Stockholder shall, or prior to the Closing shall cause the Company or the Company Subsidiaries to, arrange for the performance of the work proposed by PMK Group as set forth in the "Construction Cost Estimate - Asbestos Abatement Activities Motivated by Asbestos Abatement Plan," attached hereto as Exhibit F (the "ACM Abatement Plan"), which work shall be completed no later than 90 days after Closing. Upon completion of such work, Stockholder shall instruct PMK Group to prepare and deliver to the Company or the Company Subsidiaries, as applicable, a statement addressed to the Company or the Company Subsidiaries, as applicable, that states that the work set forth in the ACM Abatement Plan was completed (the "Completion Certificate"). Any costs and expenses relating to such work that are not specifically identified as a current liability on the Closing Date Balance Sheet shall be for Stockholder's account.

                  (b) Stockholder shall take, at Stockholder's sole cost and expense, any and all actions necessary to bring the Company's operations, as conducted on and immediately before the Closing, into compliance with the applicable nitrite discharge limits at the Chester Real Property as such limits are in effect at the Closing. Without limiting the generality of the foregoing, Stockholder shall arrange for the performance of the wastewater treatment plant modifications, as set forth in the plan attached hereto as Exhibit G (the "Denitrification Plan"), which modifications shall be completed after Closing as promptly as reasonably practicable, but in no event later than 12 months after Closing; provided that, Stockholder shall not be in breach of this Section 5.26(b) of this Agreement because of any failure of the Denitrification Plan to be completed within 12 months after Closing if, but only to the extent that, such failure is caused, or contributed to, by any event or circumstance, or combination of events or circumstances, that is beyond the reasonable control of Stockholder (including, but not limited to, any delays in obtaining any applicable approval from any Governmental Agency).

                  (c) Stockholder shall take, at Stockholder's sole cost and expense, any and all actions necessary to comply with ISRA as may be imposed based on the execution and delivery of this Agreement and the consummation of the transactions contemplated hereunder, with respect to the Kessler Wilpage Medical facility in Livingston, New Jersey. Stockholder shall use commercially reasonable efforts to obtain within the time periods required by Environmental Laws and before the anticipated Closing Date, the letter of non-applicability approved by the New Jersey Department of Environmental Protection, de minimis quantity exemption, negative declaration, no further action letter, remediation agreement or other documentation described in Section 6.4.

                  (d) Buyer shall, and shall cause the Company and the Company Subsidiaries to, give Stockholder and authorized representatives of Stockholder, in such a manner as not to unduly disrupt normal business activities, reasonable access to the premises and properties of the Company and Company Subsidiaries for the purpose of satisfying the requirements of this
Section 5.26.

                  ARTICLE 6.        CONDITIONS TO OBLIGATIONS OF EACH PARTY.

                  The obligations of each party to consummate the transactions contemplated hereby shall be subject to the fulfillment, at or prior to the Closing Date, of the following conditions, each of which may be waived by the parties in writing:

                  Section 6.1 No Action or Proceeding. No claim, action, suit or other proceeding shall be pending by any public authority or person before any Governmental Agency which would have the effect of making illegal or otherwise enjoining, restraining or prohibiting the transactions contemplated hereby.

                  Section 6.2 Hart-Scott-Rodino Requirements. The waiting periods (as such may be extended by the Governmental Agencies involved) applicable to the consummation of the transactions contemplated hereby under the provisions of the HSR Act shall have expired or have been terminated by the appropriate Governmental Agency.

                  Section 6.3 Ancillary Agreements. Each of the Intellectual Property Agreement, Affiliation and Services Agreement and Lease Agreement shall be in full force and effect.

                  Section 6.4 ISRA. Stockholder shall have received and furnished to Buyer a true and complete copy of a letter of non-applicability, de minimis quantity exemption, negative declaration approved by the New Jersey Department of Environmental Protection, no further action letter, remediation agreement identifying Stockholder as the party responsible under the agreement or other documentation demonstrating that ISRA does not apply to the prosthetics facility in Livingston, New Jersey, or, if ISRA does apply to such facility, that Stockholder has satisfied all of the requirements necessary to enable the transactions contemplated by this Agreement to occur without delay and in compliance with ISRA.

                  ARTICLE 7.        CONDITIONS TO OBLIGATIONS OF BUYER.

                  The obligation of Buyer to consummate the transactions contemplated hereby shall be subject to the fulfillment, at or prior to the Closing Date, of the following additional conditions, each of which may be waived by Buyer in writing:

                  Section 7.1 Representations and Warranties. The representations and warranties of the Company and Stockholder contained in this Agreement shall be true and correct in all respects at and as of the Closing Date as if made at and as of such date (without regard to any Material Adverse Effect or other materiality qualifiers contained therein), except for (a) those representations and warranties which address matters only as of a particular date (which shall have been true and correct as of such date, subject to clause
(b)), (b) where the failure or failures of such representations and warranties to be true and correct have not had and would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect; provided that the exception in this Section 7.1(b) shall not apply to the representations and warranties set forth in Section 3.3 ("Capitalization"), and the Company and Stockholder shall have delivered to Buyer a certificate to such effect, in the case of the Company, signed by a duly authorized officer thereof.

                  Section 7.2 Performance of the Company and Stockholder. Each of the obligations of the Company and Stockholder to be performed, at or before the Closing Date pursuant to the terms of this Agreement, shall have been duly performed in all material respects at or before the Closing Date, and, at the Closing Date, the Company and Stockholder shall have delivered to Buyer a certificate to such effect, in the case of the Company, signed by a duly authorized officer thereof.

                  Section 7.3 Secretary's Certificate. Buyer shall have received a certificate, dated the Closing Date, duly executed by the Secretary or an Assistant Secretary of the Company, on behalf of the Company, certifying as to (a) the attached copy of the resolutions of the Board of Directors (or a duly authorized committee or officer) of the Company authorizing and approving the execution, deliver and performance of, and the consummation of the transactions contemplated by, this Agreement and any other documents or instruments contemplated hereby, and stating that the resolutions thereby certified have not been amended, modified, revoked or rescinded and (b) the incumbency, authority and specimen signature of each officer of the Company executing this Agreement or any other document or instrument contemplated hereby.

                  Section 7.4 Good Standing Certificate. Buyer shall have received a certificate of the Company's organization, valid existence and good standing as a domestic corporation in the state of its incorporation as of a date no more than five days prior to the Closing Date.

                  Section 7.5 Organizational Documents. Buyer shall have received a true and complete copy of the certificate of incorporation or other formation document, as the case may be, of the Company and each Company Subsidiary, certified as true and complete by the Secretary of State or other appropriate governmental official of its jurisdiction of organization, and a copy of the by-laws or other organizational documents, as the case may be, of the Company and each Company Subsidiary, certified as true and complete by its Secretary.

                  Section 7.6 Resignations. All directors of the Company and each non-employee director of the Company Subsidiaries (except those designated by Buyer) shall have executed and delivered to the Company and each Company Subsidiary, as applicable, resignations effective as of the Closing.

                  Section 7.7 KALR. Stockholder shall have (a) transferred the Company's direct or indirect interest in each of KALR, Kessler Assisted Living Residence III, L.L.C., Kessler Assisted Living Residence V, L.L.C. and KALC to Stockholder, an affiliate of Stockholder (other than the Company or a Company Subsidiary) or a third party; provided that, such transfer to a third party shall not result in any adverse tax consequence to the Company or any Company Subsidiary or the creation or continuation of any liability or obligation for the Company, any Company Subsidiary or Buyer and (b) had the Company and all Company Subsidiaries released from any and all guaranties relating to KALR, Kessler Assisted Living Residence III, L.L.C., Kessler Assisted Living Residence V, L.L.C. and KALC, including the guarantee of a construction loan in connection with KALC, with outstanding principal balance of $12,225,000 as of December 31, 2002; in the case of either clause (a) or (b) above, other than any tax consequence or tax liability for which indemnification is provided under Section 9.2(a)(v) of the Agreement.

                  Section 7.8 Consents. The Company shall have received (and furnished to Buyer evidence thereof reasonably satisfactory to Buyer) the consents listed on Schedule 7.8.

                  Section 7.9 Legal Opinion. Buyer shall have received from Gibbons, Del Deo, Dolan, Griffinger and Vecchione, A Professional Corporation, counsel for Stockholder, an opinion dated the Closing Date in the form attached hereto as Exhibit H.

                  Section 7.10 Health Care Facilities Planning Act. Buyer shall have received approval from the New Jersey Department of Health and Senior Services for the transfer of the licenses for the licensed facilities of the Company and the Company Subsidiaries.

                  ARTICLE 8. CONDITIONS TO OBLIGATIONS OF STOCKHOLDER AND THE COMPANY.

                  The obligations of Stockholder and the Company to consummate the transactions contemplated hereby shall be subject to the fulfillment, at or prior to the Closing Date, of the following additional conditions, each of which may be waived by Stockholder in writing:

                  Section 8.1 Representations and Warranties. The representations and warranties of Buyer contained in this Agreement shall be true and correct in all respects at and as of the Closing Date as if made at and as of such date (without regard to materiality qualifiers contained therein), except for (a) those representations and warranties which address matters only as of a particular date (which shall have been true and correct as of such date, subject to clause (b)), and (b) failures of such representations and warranties to be true and correct as would not prohibit or materially and adversely restrict or delay the consummation of the transactions contemplated hereby, and Buyer shall have delivered to the Company and Stockholder a certificate to such effect signed by a duly authorized officer thereof.

                  Section 8.2 Performance by Buyer. Each of the obligations of Buyer to be performed, at or before the Closing Date pursuant to the terms of this Agreement, shall have been duly performed in all material respects at or before the Closing Date, and, at the Closing

Date, Buyer shall have delivered to the Company and Stockholder a certificate to such effect signed by a duly authorized officer of Buyer.

                  Section 8.3 Secretary's Certificate. Stockholder shall have received a certificate, dated the Closing Date, duly executed by the Secretary or Assistant Secretary of Buyer, on behalf of Buyer, certifying as to
(a) the attached copy of the resolutions of Buyer authorizing and approving the execution, delivery and performance of, and the consummation of the transactions contemplated by, this Agreement and any other documents or instruments contemplated hereby, and stating that the resolutions thereby certified have not been amended, modified, revoked or rescinded and (b) the incumbency, authority and specimen signature of each officer of Buyer executing this Agreement or any other document or instrument contemplated hereby.

                  Section 8.4 Good Standing Certificate. Stockholder shall have received a certificate of Buyer's organization, valid existence and good standing as a domestic corporation in the state of its incorporation as of a date no more than five days prior to the Closing Date.

                  Section 8.5 Organizational Documents. Stockholder shall have received a true and complete copy of the certificate of incorporation or other formation document, as the case may be, of Buyer, certified as true and complete by the Secretary of State or other appropriate governmental official of its jurisdiction of organization, and a copy of the by-laws or other organizational documents, as the case may be, of the Buyer, certified as true and complete by its Secretary.

                  ARTICLE 9. NATURE AND SURVIVAL OF REPRESENTATIONS AND WARRANTIES; INDEMNIFICATION, ETC.

                  Section 9.1 Survival of Representations and Warranties, Etc. All covenants and agreements of the parties made in this Agreement or provided herein shall survive the Closing Date unless otherwise expressly provided herein. All representations and warranties of the parties made in this Agreement and in the certificates delivered pursuant to Sections 7.1 and 8.1 of this Agreement or as provided herein shall survive the Closing Date for a period of twenty-four (24) months, notwithstanding any investigation at any time made by or on behalf of the other party, except (a) the representations made in Sections 3.14(b) and 3.15 and, solely to the extent it relates to the foregoing, the certificate delivered pursuant to Section 7.1 of this Agreement shall survive until the 60th day after the expiration of the applicable statute of limitations, (b) the representations and warranties made in Sections 3.1 (in so far as it relates to the due incorporation or organization of the Company), 3.2(a), 3.3, 3.4 (in so far as it relates to ownership of shares and the due incorporation of the Company Subsidiaries and the existence of such Company Subsidiaries), 3.29 (in so far as it relates to the due incorporation or organization of Stockholder), 3.30, 3.31(a), 4.1 (in so far as it relates to the due incorporation or organization of Buyer), 4.2(a) and 4.6 and, solely to the extent they relate to the foregoing, the certificates delivered pursuant to Sections 7.1 and 8.1 of this Agreement, shall survive the Closing Date in perpetuity and (c) the foregoing time limitations shall not apply to any claims with respect to which the claiming party has delivered a written notice prior to the expiration of the applicable time period in accordance with the provisions hereof.

                  Section 9.2       Stockholder's Agreement to Indemnify.

                  (a) Stockholder hereby agrees to defend, indemnify and hold Buyer, the Company (following the Closing) and their respective employees, shareholders, affiliates, officers and directors (collectively, the "Buyer Indemnitees") harmless from and against any and all claims, liabilities, losses, fines or damages, together with costs and expenses, including, without limitation, reasonable legal fees, (collectively, "Losses"), arising out of or resulting from (i) any breach by Stockholder or the Company of the representations and warranties contained in Article 3 and, solely to the extent it relates to the foregoing, the certificate delivered pursuant to Section 7.1 of this Agreement (other than to the extent such representations and warranties solely relate to Cost Report Liabilities, which are addressed in Section 9.4),
(ii) any breach by the Company (prior to the Closing) or any breach by Stockholder of any covenant or agreement of the Company (prior to the Closing) or Stockholder contained in this Agreement, (iii) any liability for any Indebtedness of the Company or a Company Subsidiary outstanding as of the Closing (other than any Indebtedness to the extent such Indebtedness has resulted in a reduction to the Final Purchase Price and is not listed on
Schedule 5.14), (iv) any liability arising solely out of the failure of Princeton Insurance Company ("Princeton"), due to Princeton's insolvency, to provide coverage for professional liability and general liability claims relating to events occurring prior to the Closing Date that would otherwise be insured by Princeton; provided, that Buyer shall have made commercially reasonable efforts, and failed, to recover the amount of such coverage from the New Jersey Property and Liability Insurance Guarantee Association ("PLIGA"); provided further, that Stockholder shall indemnify Buyer for only 50% of such Losses remaining after such recourse to PLIGA, (v) any (A) liability arising from or related to the interest of the Company or any Company Subsidiary in KALR, Kessler Assisted Living Corporation ("Kalcorp"), Kessler Assisted Living Residence V, LLC, KALC and Kessler Assisted Living Residence III, LLC (collectively, the "KALC Entities"), or any obligation or liability relating to, in connection with or of the KALC Entities, including any guarantees by the Company or Company Subsidiaries of any obligations of the KALC Entities and (B) Taxes incurred by the Company or any Company Subsidiary, including Kalcorp, (or any Tax detriment actually realized by the Company or a Company Subsidiary, including Kalcorp, as a result of the reduction in any Tax benefit otherwise available to the Company or any Company Subsidiary, including Kalcorp, other than with respect to the utilization of any net operating losses that are present in Kalcorp prior to the Closing) directly attributable to the transfer of the interests in any KALC Entity pursuant to Section 7.7, (vi) any liability arising from or related to the Kessler Rehabilitation Corporation Employer Retirement Savings Plan (f/k/a The Kessler Rehabilitation Corporation Pension
Plan), (vii) any Losses resulting from the Company's or any Company Subsidiary's over-deployment, overuse, misuse or other unauthorized or unlicensed use on or prior to the Closing Date of computer hardware or software used in the Business;
(viii) those matters identified on Schedule 9.2(a)(viii); provided, that Stockholder shall have no obligation to defend, indemnify or hold harmless any Buyer Indemnitee under this clause (viii) to the extent such Buyer Indemnitee
(x) undertakes any sampling or testing relating to the matters set forth on
Schedule 9.2(a)(viii) on or after the date hereof other than as required by Environmental Law, or (y) exceeds the minimum standards applicable under Environmental Law in effect at the Closing or uses other than the most cost-effective method with respect to the removal, remediation or response of or to any such matter that does not unreasonably interfere with the operations of Buyer or unreasonably delay the completion of such removal, remediation or response, and provided further, that, notwithstanding anything in this Agreement to the contrary, Stockholder shall have the right to defend any proceeding with respect to which any Buyer Indemnitee may be entitled to be defended, indemnified or held harmless under this clause (viii) if Stockholder reasonably expects to be responsible for a majority of the Losses (taking into account the limitations in Section 9.2(b)) arising from or related to such proceeding, and Stockholder shall have the right to compromise or settle any such proceeding; provided, that Stockholder shall not, without the prior written consent (not to be unreasonably withheld) of the Buyer Indemnitee enter into any compromise or settlement of any such proceeding that commits the Buyer Indemnitee to take, or forebear to take, any action or to expend any money not covered by the indemnity as a result of the limitations in
Section 9.2(b), or which does not provide for a complete release of the Buyer Indemnitee; (ix) the Company's failure to comply with the applicable nitrite/nitrate discharge limits, including groundwater nitrite/nitrate standards, at the Company's Chester, New Jersey facility prior to the satisfaction of the requirements of Section 5.26(b); provided that, Buyer shall continue with the Company's implementation of non-capital efforts until the completion of the Denitrification Plan; (x) to the extent such back-up well is required by applicable laws in effect at the Closing for the Company's operations as conducted at the Closing, the Company's failure to meet primary and secondary drinking water standards in effect at the Closing for the back-up well at Chester Real Property (including the cost of any upgrades, such as treatment systems, using the most cost-effective method if the well does not consistently meet and continue to meet the standards in effect at the Closing within one year after the Closing); provided, that Buyer shall continue with the Company's implementation of non-capital efforts for one year following the Closing; (xi) any fine, out of pocket cost or penalty related to the late filing of any Form 5500; and (xii) the successful enforcement by any Buyer Indemnitee of its rights under this Section 9.2(a); provided that, Stockholder shall not be required to indemnify any Buyer Indemnitee for any Loss to the extent of any reserve against such specific Loss that was reflected as a current liability on the Closing Date Balance Sheet.

                  (b) Notwithstanding Section 9.2(a), (i) Stockholder shall not be liable, pursuant to Section 9.2(a)(i) or Section 9.2(a)(iv), for any Losses unless the aggregate of all Losses covered by such sections suffered by Buyer exceeds, on a cumulative basis, an amount equal to $3 million, and then only to the extent of any such excess, (ii) the aggregate liability of Stockholder hereunder pursuant to Section 9.2(a)(i), Section 9.2(a)(iv), Section 9.2(a)(vii), Section 9.2(a)(viii), Section 9.2(a)(xi), Section 9.2(a)(xii)) (to the extent that it relates to Section 9.2(a)(i), (iv), (vii), (viii) or (xi)),
Section 9.4 and Section 9.5 for Losses suffered by Buyer shall in no event exceed $42,500,000 and (iii) Stockholder shall not be liable to Buyer for its indirect, special, incidental, consequential or punitive damages which are not reasonably foreseeable (other than damages paid to a third party) resulting from breaches by Stockholder or the Company of its representations, warranties or covenants hereunder. Furthermore, Stockholder shall not be liable under Section 9.2(a) for any Losses for which indemnification is provided under Section 5.5(g) of this Agreement.

                  (c) Notwithstanding anything to the contrary in this Agreement, the limitations on liability under Section 9.2(b) for Losses of a Buyer Indemnitee shall not apply to the representations and warranties set forth in Sections 3.1 ("Organization of the Company") (in so far as it relates to the due incorporation or organization of the Company), 3.2(a) ("Authority"), 3.3 ("Capitalization"), 3.4 ("Subsidiaries") (in so far as it relates to ownership of shares and the due incorporation or organization of the Company Subsidiaries and the existence of such Company Subsidiaries), 3.28 ("Brokers or Finders"),
3.30 ("Ownership") and, solely to the
extent related to the foregoing, the certificate delivered pursuant to Section
7.1 of this Agreement; provided that, (i) such liability shall in no event exceed the Final Purchase Price and (ii) no limitation or condition of liability or indemnity shall apply to fraud.

                  Section 9.3       Buyer's Agreement to Indemnify.

                  (a) Buyer agrees to defend, indemnify and hold Stockholder and its employees, members, affiliates, officers and directors (the "Stockholder Indemnitees") harmless from and against any and all Losses arising out of or resulting from (i) any breach of the representations and warranties contained in Article 4 hereof and, solely to the extent it relates to the foregoing, the certificate delivered pursuant to Section 8.1 of this Agreement,
(ii) any breach by Buyer of any covenant or agreement of Buyer contained in this Agreement and (iii) the business conducted, including the Business, or actions taken or omitted to be taken by Buyer or its affiliates after the Closing Date; provided, that, in any event, the same does not constitute a breach of any of the Company's or Stockholder's representations, warranties or covenants herein and are not otherwise liabilities against which Stockholder has indemnified a Buyer Indemnitee.

                  (b) Notwithstanding Section 9.3(a), (i) Buyer shall not be liable, pursuant to Section 9.3(a)(i), for any Losses unless the aggregate of all Losses covered by such section suffered by Stockholder exceeds, on a cumulative basis, an amount equal to $3 million, and then only to the extent of any such excess, (ii) the aggregate liability of Buyer hereunder pursuant to
Section 9.3(a)(i) and Section 9.4 for Losses suffered by Stockholder shall in no event exceed $42,500,000 and (iii) Buyer shall not be liable to Stockholder for its indirect, special, incidental, consequential or punitive damages which are not reasonably foreseeable (other than damages paid to third parties) resulting from breaches by Buyer of its representations, warranties or covenants hereunder.

                  (c) Notwithstanding anything to the contrary in this Agreement, the limitations on liability under Section 9.3(b) for Losses suffered by a Stockholder Indemnitee shall not apply to the representations and warranties set forth in Sections 4.1 ("Organization of Buyer") (in so far as it relates to the due incorporation or organization of Buyer), 4.2(a) ("Authority") and 4.6 ("Brokers or Finders") and, solely to the extent related to the foregoing, the certificate delivered pursuant to Section 8.1 of this Agreement; provided that, (i) such liability shall in no event exceed the Final Purchase Price and (ii) no limitation or condition of liability or indemnity shall apply to fraud.

                  Section 9.4 Cost Report Liability Indemnification. Promptly (but in any event within 90 days) following the end of each calendar year after the Closing Date, Buyer shall prepare and deliver to Stockholder a report in reasonable detail of Cost Report Liabilities for cost reports closed during such year (or, in the case of 2003, for the period from the Closing Date to December 31, 2003). To the extent that such Cost Report Liabilities for cost reports closed during such calendar year exceed the amount reserved for such cost reports as current liabilities on the Closing Date Balance Sheet, Stockholder will promptly pay to Buyer 90% of such excess. To the extent that such Cost Report Liabilities for cost reports closed during such calendar year are less than the amount reserved for such cost reports as current liabilities on the Closing Date Balance Sheet, Buyer will promptly pay to Stockholder 90% of such excess reserve. Buyer hereby agrees that it shall take any and all actions consistent with actions customarily taken by

Buyer on its own behalf to minimize any and all Cost Report Liabilities and to recover and have refunded any and all amounts payable to the Company or any Company Subsidiary to the extent the Company or any Company Subsidiary was underpaid with respect to any Medicare or Medicaid cost reports below Medicare and Medicaid's reimbursement obligations in respect of such Medicare or Medicaid cost report.

                  Section 9.5       75% Rule Reimbursement.

                  (a) Stockholder agrees to reimburse Buyer for (i) all revenues from periods ending on or prior to the Closing Date that Buyer is finally determined to be required, by the fiscal intermediary for the hospitals of the Company and the Company Subsidiaries, to remit due solely to the failure by the Company or any Company Subsidiary prior to the Closing to comply with 42 C.F.R. Section 412.23(b) (the "75% Rule") as applied by such fiscal intermediary and (ii) all reasonable and documented out-of-pocket costs and expenses incurred by the Company and the Company Subsidiaries in connection with resolving the amount of such revenues to be remitted. In the event that Stockholder is required to make any reimbursements to Buyer pursuant to this Section 9.5, Stockholder shall have the same right to participate in the defense of and, if it so chooses, to assume the defense of any dispute relating to such reimbursement as the Indemnifying Party does pursuant to Section 9.8.

                  (b) In the event that the application of the 75% Rule results in the remitting of revenues by the Company for the year ended December 31, 2003, (i) such revenues (and any and all related out-of-pocket costs and expenses) relating to patients that were admitted on or after the Closing Date shall in no event be subject to any reimbursement by Stockholder, (ii) Stockholder shall, pursuant to Section 9.5(a) (but subject to Section 9.2(b)(ii)), reimburse Buyer for such revenues (and any reasonable and documented out-of-pocket costs and expenses incurred by the Company and the Company Subsidiaries in connection with resolving the amount of such revenues to be remitted) relating to patients that were discharged on or prior to the Closing Date and (iii) Stockholder shall, pursuant to Section 9.5(a) (but subject to Section 9.2(b)(ii)), reimburse Buyer for that fraction of the revenues (and any reasonable and documented out-of-pocket costs and expenses incurred by the Company and the Company Subsidiaries in connection with resolving the amount of such revenues to be remitted) related to each patient admitted prior to the Closing Date and discharged after the Closing Date equal to (A) the total number of days of such patient's stay that fell on or prior to the Closing Date, over (B) the total number of days of such patient's stay.

                  (c) Buyer shall, and shall cause the Company and Company Subsidiaries to, not take any position contrary to or not consistent with the position Stockholder takes with respect to the Company's or any Company Subsidiary's compliance with the 75% Rule during any period ending on or prior to the Closing Date or any period a portion of which ends on or prior to the Closing Date in any communication or dispute with any Governmental Agency, fiscal intermediary, carrier or similar entity that enforces or administers the statutory or regulatory provisions in respect of any governmental health care program, so long as such position is a reasonable position (it being understood that Buyer and Stockholder's position with respect to periods after Closing and pre-Closing, respectively, may be different).

                  (d) Stockholder shall not take any position contrary to or not consistent with the position Buyer takes with respect to the Company's or any Company Subsidiary's compliance with the 75% Rule during any period beginning on or after the Closing Date or any period a portion of which ends on or after the Closing Date in any communication or dispute with any Governmental Agency, fiscal intermediary, carrier or similar entity that enforces or administers the statutory or regulatory provisions in respect of any governmental health care program, so long as such position is a reasonable position (it being understood that Buyer and Stockholder's position with respect to periods after Closing and pre-Closing, respectively, may be different).

                  Section 9.6 Employee Benefits Liabilities Indemnification. The parties agree that there shall be reflected on the Closing Date Balance Sheet a reserve for incurred but not paid claims under the Company's self insured dental and optical reimbursement plans and dependent care reimbursement plan. The reserve for such items reflected on the Closing Date Balance Sheet shall be referred to herein as the "Employee Benefits Reserve" and such plans shall be referred to herein as the "Self Insured Plans." Within 45 days after the last day employees are entitled to submit claims under the Self Insured Plans with respect to events that occurred prior to the Closing, Buyer will send to Stockholder a calculation of the amount of such claims with respect to events that occurred prior to the Closing that were paid or are payable after the Closing Date and (a) if such amount is less than the amount of the Employee Benefits Reserve, Buyer, within 5 days from the delivery of such calculation, shall pay Stockholder the amount of such shortfall and (b) if such amount is more than the amount of the Employee Benefits Reserve, Stockholder, within 5 days from the delivery of such calculation, shall pay Buyer the amount of such overage.

                  Section 9.7 Workers' Compensation Insurance Indemnifications. To the extent that the end-of-year audits for the Company's two workers' compensation policies with New Jersey Manufacturers and Liberty Mutual result in a premium call for the Company for 2003, Stockholder shall pay to Buyer no later than 45 days following such end-of-year audits that amount of cash that equals (a) such premium call, times (b) the number of days that have elapsed from and including January 1, 2003 to the Closing Date, divided by (c)
365. To the extent that the end-of-year insurance company audits for the Company's two workers' compensation policies with New Jersey Manufacturers and Liberty Mutual result in a refund to the Company for 2003, Buyer shall pay to Stockholder no later than 45 days following such end-of-year audits that amount of cash that equals (a) such refund, times (b) the number of days that have elapsed from and including January 1, 2003 to the Closing Date, divided by (c) 365.

                  Section 9.8 Third Party Claims. Promptly after the receipt by Buyer Indemnitees or Stockholder Indemnitees of a notice of any claim, action, suit or proceeding of any third party which is subject to indemnification hereunder, such party (the "Indemnified Party") shall give written notice of such claim to the party obligated to provide indemnification hereunder (the "Indemnifying Party"), stating the nature and basis of such claim and the amount thereof, to the extent known ("Asserted Liability"). Failure of the Indemnified Party to give such notice shall not relieve the Indemnifying Party from any liability which it may have on account of this indemnification or otherwise, except to the extent that the Indemnifying Party is actually prejudiced thereby. The Indemnifying Party shall be entitled to participate in the defense of and, if it so chooses, to assume the defense of, or otherwise contest, such claim, action, suit or proceeding with counsel selected by the Indemnifying Party and reasonably satisfactory to the Indemnified Party if (i) the claim involves solely monetary damages and (ii) the Indemnifying Party expressly agrees in writing with the Indemnified Party that, as between the two, the Indemnifying Party is solely obligated to satisfy and discharge the claim; provided that, the Indemnifying Party shall not, without the prior written consent of the Indemnified Party, enter into any compromise or settlement that commits the Indemnified Party to take, or to forbear to take, any action or which does not provide for a complete release by such third party of the Indemnified Party. If the Indemnifying Party elects to defend such Asserted Liability, it shall within 30 days notify the Indemnified Party of its intent to do so. Upon the election by the Indemnifying Party to assume the defense of, or otherwise contest, such claim, action, suit or proceeding, the Indemnifying Party shall not be liable for any legal or other expenses subsequently incurred by the Indemnified Party in connection with the defense thereof, although the Indemnified Party shall have the right to participate in the defense thereof and to employ counsel, at its own expense. Notwithstanding the foregoing, the Indemnifying Party shall be liable for the reasonable fees and expenses of counsel employed by the Indemnified Party, if and only to the extent that (i) the Indemnifying Party has not employed counsel to assume the defense of such action within a reasonable time after receiving notice of the commencement of the action, (ii) the employment of counsel and the amount reimbursable therefor by the Indemnified Party has been authorized in writing by the Indemnifying Party or (iii) representation of the Indemnifying Party and the Indemnified Party by the same counsel would, in the reasonable opinion of such counsel, constitute a conflict of interest. The parties shall use commercially reasonable efforts to minimize Losses from claims by third parties and shall act in good faith in responding to, defending against, settling or otherwise dealing with such claims, notwithstanding any dispute as to liability as between the parties under this Article 9. The parties shall also reasonably cooperate in any such defense, give each other reasonable access to all information relevant thereto and use commercially reasonable efforts to make employees and other representatives available on a mutually convenient basis to provide additional information and explanation of any material provided in connection therewith. In addition, in the case of claims relating to environmental matters, Stockholder shall be given reasonable access to the relevant sites and shall have the right to attend all material meetings with Governmental Agencies or other third parties responsible for the claim or any related remedial action. Whether or not the Indemnifying Party shall have assumed the defense, the Indemnifying Party shall not be obligated to indemnify the other party hereunder for any settlement entered into without the Indemnifying Party's prior written consent, which consent shall not be unreasonably withheld or delayed.

                  Section 9.9 Indemnification Amounts. Subject to the limitations set forth in Section 9.2(b) and Section 9.3(b), the amount of any Losses for which indemnification is provided under this Article 9 shall be increased or decreased to take account of any net tax detriment or benefit, respectively, actually realized arising from such Losses or the receipt of such indemnification payment. If any Indemnified Party (or its affiliated entities) shall have received any payment pursuant to this Article 9 with respect to any Losses and subsequently receives insurance proceeds or other amounts or actually realizes a tax benefit with respect to such Losses, then such Indemnified Party (or its affiliated entities) shall promptly pay to the Indemnifying Party the amount so recovered (after deducting the amount of the expenses incurred by it in procuring such recovery), but not in excess of the amount previously so paid by the Indemnifying Party. The Indemnified Party shall be obligated to use all commercially reasonable efforts to pursue in good faith (i) claims under any applicable insurance policies (including, without limitation, any applicable insurance policies maintained by the Company) and against other third parties who may be responsible for Losses and (ii) tax benefits arising from Losses for which indemnification is provided under this Article 9. For all Tax purposes, Stockholder and Buyer agree to treat any indemnity payment under this Agreement as an adjustment to the Final Purchase Price, unless a final determination requires otherwise.

                  Section 9.10 Indemnification Period. Notwithstanding anything to the contrary, the indemnification obligations of Stockholder and Buyer (a) for representations and warranties shall continue for the applicable survival period set forth in Section 9.1 (other than to the extent such representations and warranties relate to Medicare and Medicaid cost reports, which are addressed in subclause "(c)" herein), (b) for any covenant (other than
Section 9.4) shall continue indefinitely unless expressly set forth in such covenant and (c) pursuant to Section 9.4 shall continue for a two year period following the Closing Date in the case of Medicare and Medicaid cost reports for which a Notice of Program Reimbursement has been received on or prior to the Closing Date and for a two year period following the receipt of a Notice of Program Reimbursement with respect to any Medicare or Medicaid cost report for which a Notice of Program Reimbursement has not been received on or prior to the Closing Date (except, in each case, for circumstances that are determined by a court of competent jurisdiction in a judgment that has become final to have resulted from fraud, in which case the survival is indefinite); provided, however, that any claim for indemnification in respect of which notice is given in accordance with the provisions of Section 9.8 hereof prior to the termination of any such period shall survive with respect to such claim until final resolution thereof.

                  Section 9.11 Exclusive Remedies. The sole and exclusive remedy of a party to this Agreement for monetary damages for any claim arising under this Agreement against another party hereto shall be the indemnification provided in this Article 9, and each party agrees that it will not pursue any other remedy, except that any such party may seek specific performance or injunctive relief.

                  Section 9.12      Miscellaneous.

                  (a) Solely for purposes of calculating the amount of Losses for the purposes of this Article 9 arising out of or relating to any breach of a representation or warranty, the references to "Material Adverse Effect" or other materiality qualifications contained in the representations and warranties and the certificates delivered pursuant to Sections 7.1 and 8.1 of this Agreement shall be disregarded (except for any breach of any representation or warranty contained in Section 3.9 and, solely to the extent it relates to
Section 3.9, the certificate delivered pursuant to Section 7.1 of this Agreement and except when used for purposes of determining items to be listed on the Schedules pursuant to Sections 3.11(a)(x), 3.11(a)(xiv) and 3.17(a)(i)(A) of this Agreement).

                  (b) No right of indemnification hereunder shall be limited by reason of any investigation or audit conducted before or after the Closing or the knowledge of the non-breaching party of any breach of a representation, warranty, covenant or agreement contained in this Agreement or in any certificate delivered pursuant to Section 7.1 or Section 8.1 of this Agreement by the other party at any time, or the decision of any party to complete the Closing.

                  ARTICLE 10.       TERMINATION.

                  Section 10.1 Termination. This Agreement may be terminated at any time prior to the Closing Date as follows, and in no other manner:

                  (a)      by mutual consent of Buyer and Stockholder;

                  (b)      by Buyer if any of the conditions set forth in
Article 6 or Article 7 shall have become incapable of fulfillment, and shall not have been waived by Buyer;

                  (c)      by Stockholder if any of the conditions set forth in
Article 6 or Article 8 shall have become incapable of fulfillment, and shall not have been waived by Stockholder; or

                  (d) by either Buyer or Stockholder if the Closing has not occurred within 150 days of this Agreement; provided, however, that neither party may terminate this Agreement pursuant to this subsection (d) if the Closing has not occurred by such date, by reason of the failure of such party to perform in all material respects any of its obligations under this Agreement.

                  Section 10.2 Liability of Buyer and Stockholder. Upon termination pursuant Section 10.1(b) or Section 10.1(c) hereof due to an unintentional misrepresentation or unintentional breach of warranty or covenant or an unintentional default of a party, the sole remedy shall be that the party at fault reimburse the other parties for all legal, investment banking, accounting, and other out-of-pocket expenses reasonably incurred by it in connection with this Agreement and the transactions contemplated hereby. Upon any termination pursuant to Section 10.1(a) or Section 10.1(d) hereof, no party shall have any liability or obligation under this Agreement (except to observe the confidentiality obligations of such party), and each party shall bear the expenses incurred by it.

                  ARTICLE 11.       MISCELLANEOUS.

                  Section 11.1      Notices.

                  (a) Except for notices pursuant to Section 5.1, all notices, requests, demands and other communications hereunder shall be in writing (including telecopy or similar writing) and shall be given,

                  If to Buyer:

                  Select Medical Corporation
                  4716 Old Gettysburg Road
                  Mechanicsburg, Pennsylvania 17055
                  Attention: General Counsel
                  Facsimile: (717) 975-9981

                  with a copy to:

                  Dechert LLP

                  4000 Bell Atlantic Tower
                  1717 Arch Street
                  Philadelphia, Pennsylvania 19103
                  Attention: Carmen J. Romano
                  Facsimile: (215) 994-2716

                  If to Stockholder:

                  Henry H. Kessler Foundation, Inc.
                  1199 Pleasant Valley Way
                  West Orange, New Jersey 07052

                  Attention:  President
                  Facsimile:  (973) 243-6862

                  With a copy to:

                  Dewey Ballantine LLP
                  1301 Avenue of the Americas
                  New York, New York 10019

                  Attention:  Frederick W. Kanner
                  Facsimile:  (212) 259-6333

                  and

                  Simpson Thacher & Bartlett LLP
                  425 Lexington Avenue
                  New York, New York 10017

                  Attention: Alan D. Schnitzer
                  Facsimile: (212) 455-2502

                  If to Company:

                  Kessler Rehabilitation Corporation
                  300 Executive Drive
                  West Orange, New Jersey 07052

                  Attention:  Chief Executive Officer
                  Facsimile:  (973) 731-9910

                  With a copy to:

                  Henry H. Kessler Foundation, Inc.
                  1199 Pleasant Valley Way
                  West Orange, New Jersey 07052

                  Attention:  President
                  Facsimile:  (973) 243-6862

                  and

                  Dewey Ballantine LLP
                  1301 Avenue of the Americas
                  New York, New York 10019

                  Attention:  Frederick W. Kanner
                  Facsimile:  (212) 259-6333

                  and

                  Simpson Thacher & Bartlett LLP
                  425 Lexington Avenue
                  New York, New York 10017

                  Attention: Alan D. Schnitzer
                  Facsimile: (212) 455-2502

or to such other address or telecopy number and with such other copies as such party may hereafter specify for the purpose of notice to the other party. Each such notice, request, demand or other communication shall be effective (i) if given by telecopy, when such telecopy is transmitted to the telecopy number specified in this Section and evidence of receipt is received or (ii) if given by any other means, upon delivery or refusal of delivery at the address specified in this Section.

                  (b) All notices pursuant to Section 5.1 shall be in writing (including telecopy or similar writing) and shall be given,

                  If to Buyer:

                  Select Medical Corporation
                  4716 Old Gettysburg Road
                  Mechanicsburg, Pennsylvania 17055
                  Attention: Ken Moore
                  Facsimile: (717) 303-0824

                  with a copy to:

                  Dechert LLP
                  4000 Bell Atlantic Tower
                  1717 Arch Street
                  Philadelphia, Pennsylvania 19103
                  Attention: Carmen J. Romano
                  Facsimile: (215) 994-2716

                  If to Stockholder:

                  Henry H. Kessler Foundation, Inc.
                  1199 Pleasant Valley Way
                  West Orange, New Jersey 07052

                  Attention:  President
                  Facsimile:  (973) 243-6862

                  With a copy to:

                  Dewey Ballantine LLP
                  1301 Avenue of the Americas
                  New York, New York 10019

                  Attention:  Frederick W. Kanner
                  Facsimile:  (212) 259-6333

                  and

                  Simpson Thacher & Bartlett LLP
                  425 Lexington Avenue
                  New York, New York 10017

                  Attention: Alan D. Schnitzer
                  Facsimile: (212) 455-2502

                  If to Company:

                  Kessler Rehabilitation Corporation
                  300 Executive Drive
                  West Orange, New Jersey 07052

                  Attention:  Chief Executive Officer
                  Facsimile:  (973) 731-9910

                  With a copy to:

                  Henry H. Kessler Foundation, Inc.
                  1199 Pleasant Valley Way
                  West Orange, New Jersey 07052

                  Attention:  President
                  Facsimile:  (973) 243-6862

                  and

                  Dewey Ballantine LLP
                  1301 Avenue of the Americas

                  New York, New York 10019

                  Attention:  Frederick W. Kanner
                  Facsimile:  (212) 259-6333

                  and

                  Simpson Thacher & Bartlett LLP
                  425 Lexington Avenue
                  New York, New York 10017

                  Attention: Alan D. Schnitzer
                  Facsimile: (212) 455-2502.

Each such notice shall be effective (i) if given by telecopy, when such telecopy is transmitted to the telecopy number specified in this Section and evidence of receipt is received or (ii) if given by any other means, upon delivery or refusal of delivery at the address specified in this Section.

                  Section 11.2 Assignability; Parties in Interest. This Agreement shall not be assignable by any of the parties hereto, except that this Agreement shall be assignable in whole or in part by Buyer to any Subsidiary of Buyer, provided that no such assignment shall relieve the assignor of its obligations hereunder. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns. Except as specifically provided in Article 9 hereof, this Agreement is for the sole and exclusive benefit of the parties to this Agreement and their successors and assigns and nothing in this Agreement is intended to confer, expressly or by implication, upon any other person any legal or equitable rights, remedies or claims under or by reason of this Agreement.

                  Section 11.3 Governing Law. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of New York.

                  Section 11.4 Counterparts. This Agreement may be executed simultaneously in one or more counterparts, each of which shall be deemed an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party shall have received a counterpart signed by the other party.

                  Section 11.5 Publicity. Stockholder and Buyer agree that press releases and other announcements (including to employees of, and any entities or persons having business dealings with, the Company and/or Company Subsidiaries) with respect to the transactions contemplated hereby shall be subject to mutual agreement; provided, however, that either party may make such announcements as, on the advice of its counsel, such party is required to make pursuant to applicable law or the requirements of a stock exchange or other applicable self-regulatory organization, but in such event such party shall, to the extent practicable, give the other party reasonable prior notice and an opportunity to comment on the proposed announcement. Notwithstanding anything to the contrary herein, immediately after the execution of this Agreement, the Company shall deliver to the employees of the Company and the Company Subsidiaries a notice regarding employee benefits in the form attached hereto as
Exhibit I.

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                  Section 11.6      Complete Agreement. This Agreement, the
exhibits hereto and the schedules and documents delivered pursuant hereto or referred to herein contain the entire agreement between the parties hereto with respect to the transactions contemplated herein and supersede all previous negotiations, commitments and writings.

                  Section 11.7 Amendments and Waivers. Stockholder and Buyer may (a) extend the time for the performance of any of the obligations or other acts of the parties hereto, (b) waive any inaccuracies in the representations and warranties contained in this Agreement or in any or documents delivered pursuant hereto, (c) waive compliance with any of the covenants or agreements contained in this Agreement or (d) amend this Agreement, if and only, in the case of an extension or amendment, if such action is set forth in a written agreement signed by both parties, or, in the case of a waiver, if such waiver is signed by the party against whom the waiver is to be effective.

                  Section 11.8 Expenses. Except as specifically provided in this Agreement, Buyer, on the one hand, and Stockholder (on behalf of the Company, the Company Subsidiaries and Stockholder), on the other hand, shall bear the expenses incurred by it (and in the case of Stockholder, the expenses incurred by the Company and the Company Subsidiaries) in connection with the transactions contemplated by this Agreement. Without limiting the generality of the foregoing, Stockholder and Buyer shall each be responsible for 50% of all filing fees incurred in connection with any filing made pursuant to the HSR Act.

                  Section 11.9 Interpretation. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

                  Section 11.10 Severability. Any portion or provision of the Agreement which is invalid, illegal or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability, without affecting in any way the remaining portions or provisions hereof in such jurisdiction or, to the extent permitted by law, rendering that or any other portion or provision of the Agreement invalid, illegal or unenforceable in any other jurisdiction.

                  Section 11.11 Further Assurances. Each party hereto agrees, to the extent reasonable, to execute any and all documents and to perform such other acts as may be necessary or expedient to further the purposes of this Agreement and the transactions contemplated hereby.

                  Section 11.12 Schedules. The headings contained in the Schedules are for convenience of reference only and shall not be deemed to modify or influence the interpretation of this Agreement or the information contained in the Schedules. Any matter set forth on any Schedule shall be deemed to be set forth on any other Schedule to which such matter may be responsive or which may require such matter to be disclosed, so long as the relevance of such matter to such other Schedule is reasonably apparent. Certain matters set forth in the Schedules are included for informational purposes only, notwithstanding the fact that, because they do not rise above applicable materiality thresholds or otherwise, they would not be required to be set forth herein by the terms of this Agreement. Disclosure of such matters shall not be taken as an admission by Stockholder, the Company or Buyer that such disclosure is required to be made

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under the terms of any provision of this Agreement or is outside the ordinary course of business, and in no event shall the disclosure of such matters be deemed or interpreted to broaden or otherwise amend the representations, warranties and covenants contained in the Agreement. For purposes of Section 5.23, the term "reasonable efforts" shall include the actions set forth on
Schedule 11.12.

                  Section 11.13 Tax Disclosure. Notwithstanding anything to the contrary set forth herein or in any other agreement to which the parties hereto are parties or by which they are bound, the obligations of confidentiality contained herein, as they relate to the transactions contemplated hereby, shall not apply to the federal tax structure or federal tax treatment of the transactions contemplated hereby, and each party hereto (and any employee, representative, or agent of any party hereto) may disclose to any and all persons, without limitation of any kind, the federal tax structure and federal tax treatment of the transactions contemplated hereby. The preceding sentence is intended to cause the transactions contemplated hereby not to be treated as having been offered under conditions of confidentiality for purposes of Section 1.6011-4(b)(3) (or any successor provision) of the Treasury Regulations promulgated under Section 6011 of the Code, as amended, and shall be construed in a manner consistent with such purpose.

                         [Signatures follow on page S-1]

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                  IN WITNESS WHEREOF, the parties hereto have caused this
Agreement to be executed by their respective duly authorized officers as of the date first above written.

                                    KESSLER REHABILITATION CORPORATION

                                    By: /s/ Kenneth W. Aitchison
                                        ----------------------------------------
                                        Name:  Kenneth W. Aitchison
                                        Title: President and CEO

                                    HENRY H. KESSLER FOUNDATION, INC.

                                    By: /s/ Donald McWilliams Kessler
                                        ----------------------------------------
                                        Name:  Donald McWilliams Kessler
                                        Title: President

                                    SELECT MEDICAL CORPORATION

                                    By: /s/ Rocco A. Ortenzio
                                        ----------------------------------------
                                        Name:  Rocco A. Ortenzio
                                        Title: Executive Chairman

                                      S-1